UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Sorrento Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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PRELIMINARY COPY DATED SEPTEMBER 22, 2021 – SUBJECT TO COMPLETION

4955 Directors Place
San Diego, California 92121

NOTICE OF 2021 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Sorrento Therapeutics, Inc. (the “Company”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SRNE2021, on Monday, November 15, 2021 at 12:00 p.m. Pacific Time, for the following purposes:

1.	To elect seven (7) directors for a one-year term to expire at the 2022 annual meeting of stockholders;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	To approve, on an advisory basis, the compensation of our named executive officers;
4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers;
5.	To approve the compensation of Henry Ji, Ph.D. as Executive Chairperson of Scilex Holding Company; and
6.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Our board of directors has fixed September 24, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting. We intend to mail this proxy statement and the accompanying proxy card on or about October [●], 2021 to all stockholders of record entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held Virtually, Via Live Webcast at www.virtualshareholdermeeting.com/SRNE2021, on November 15, 2021 at 12:00 p.m. Pacific Time.

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

By the Order of the Board of Directors

/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D.
Chairman of the Board, President and Chief Executive Officer

Dated: October [●], 2021

You are cordially invited to attend the Annual Meeting virtually, via live webcast. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

If you have questions or need assistance voting your shares please contact:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003 Toll Free in the U.S.: 888-991-1294

Outside of the US:  973-873-7700

SRNE@allianceadvisorsllc.com

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4955 Directors Place
San Diego, California 92121

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 15, 2021

The Board of Directors (the “Board”) of Sorrento Therapeutics, Inc. (“Sorrento” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SRNE2021, on November 15, 2021 at 12:00 p.m. Pacific Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

We intend to mail this proxy statement and the accompanying proxy card on or about October [●], 2021 to all stockholders of record entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

How do I attend the Annual Meeting?

The Annual Meeting will be held on November 15, 2021 at 12:00 p.m. Pacific Time and will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/SRNE2021 on Monday, November 15, 2021 at 12:00 p.m. Pacific Time.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SRNE2021, you must enter the control number included in your proxy materials. There is no physical location for the Annual Meeting. We recommend you log in at least 15 minutes before the Annual Meeting to ensure you are logged in when the meeting starts. Further instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/SRNE2021.

Who is Entitled to Vote?

The Board has fixed the close of business on September 24, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of September 24, 2021, there were [●] shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. Because you are not the stockholder of record, you may not vote your shares electronically during the Annual Meeting unless you request and obtain a valid proxy issued in your name from the broker, bank or other nominee considered the stockholder of record of the shares.

Who May Attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name and you wish to vote your shares at the Annual Meeting, you will need to request and obtain a valid proxy issued in your name from the broker, bank or other nominee considered the stockholder of record of the shares. Stockholders may also attend the Annual Meeting as a “Guest”. To join as a “Guest”, enter your name and email address; there will be no password. If you join as a “Guest”, you will not have the option to vote your shares or ask questions during the Annual Meeting.

What am I Voting on?

There are five matters scheduled for a vote:

1.	To elect seven (7) directors for a one-year term to expire at the 2022 Annual Meeting of Stockholders;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement;
4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers; and
5.	To approve the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company.

What if Another Matter is Properly Brought Before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What is the Board’s Voting Recommendation?

The Board recommends that you vote your shares:

1.	“For” the election of each of the seven (7) nominees to our Board;
2.	“For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;
3.	“For” the approval of the compensation of our named executive officers as disclosed in this proxy statement;
4.	For “1 Year” (annual vote) regarding the frequency of future advisory votes on the compensation of our named executive officers; and
5.	“For” the approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
3.	Vote online during the Annual Meeting. Log in to www.virtualshareholdermeeting.com/SRNE2021 using the control number included in your proxy materials and vote during the Annual Meeting online.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.

Vote at the Meeting. Obtain a valid legal proxy from the organization that holds your shares and log in to www.virtualshareholdermeeting.com/SRNE2021 using the control number included in the legal proxy and vote during the Annual Meeting online.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting online, you may vote online using the web page for the Annual Meeting. If you are a street name stockholder and wish to vote during the Annual Meeting, you will need to obtain a legal proxy from the institution that holds your shares and log in using the control number included in the legal proxy and vote online using the web page for the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when the holders of a majority of the voting power of all shares entitled to vote, as of the Record Date, are represented at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“For” the election of each of the seven (7) nominees to our Board;
2.	“For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;
3.	“For” the approval of the compensation of our named executive officers as disclosed in this proxy statement;
4.	For “1 Year” (annual vote) regarding the frequency of future advisory votes on the compensation of our named executive officers; and
5.	“For” the approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how his, her or its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for each of the proposals by reducing the total number of shares from which the majority is calculated.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals (discussed in the next question), your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be votes cast at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for each of the proposals by reducing the total number of shares from which the majority is calculated.

Brokers cannot use discretionary authority to vote shares on the election of directors (Proposal 1), on the approval of the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3), on the frequency of future advisory votes on the compensation of our named executive officers (Proposal 4) or on the approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company (Proposal 5) if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

Proposal 2, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021, is considered a “routine” proposal. All of the other proposals to be voted upon at the Annual Meeting are considered “non-routine”, and if you do not provide voting instructions, your shares will be treated as broker non-votes and, therefore, will have no effect on such proposals, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for each of such proposals by reducing the total number of shares from which the majority is calculated.

What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Our Amended and Restated Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the votes cast are in favor of such action, and the directors are elected by a plurality of the votes cast. Under Delaware law (under which Sorrento is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions will have no effect on Proposal 1, Proposal 2, Proposal 3, Proposal 4 or Proposal 5, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of each of the seven (7) nominees to our Board	Plurality of the votes cast (the seven (7) persons receiving the most “For” votes)	No
Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2021	A majority of the votes cast	Yes
Advisory Vote to Approve the Compensation of our Named Executive Officers	A majority of the votes cast	No
Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	Plurality	No
Approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company	A majority of the votes cast	No

A plurality, with regard to the election of directors, means the nominees receiving the most “For” votes will be elected to our Board. A majority of the votes cast, with regard to the ratification of our independent registered public accounting firm, the advisory vote to approve the compensation of our named executive officers and the approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company, means the number of votes cast “for” the proposal must exceed the number of votes cast “against” the proposal. A plurality, with regard to the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, means that the option (every one, two or three years) receiving the greatest number of votes will be considered the frequency recommended by stockholders.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Company’s Secretary, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121, Attention: Corporate Secretary. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for this Proxy Solicitation?

The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by us. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.

We have engaged Alliance Advisors LLC (“Alliance Advisors”) to solicit proxies from stockholders in connection with the Annual Meeting. We will pay Alliance Advisors a base fee of $15,000, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. In addition, Alliance Advisors and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.

How can I Find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are Stockholder Proposals Due for the 2022 Annual Meeting?

Any appropriate proposal submitted by a stockholder and intended to be presented at the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121, and received no later than [●], 2022, to be includable in the Company’s proxy statement and related proxy for the 2022 Annual Meeting. However, if the date of the 2022 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, November 15, 2022, to be considered for inclusion in proxy materials for the 2022 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121 a reasonable time before we begin to print and send our proxy materials for the 2022 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal that is not to be included in the proxy materials for the 2022 Annual Meeting, your proposal must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121 by [●], 2022 and no earlier than [●], 2022. However, if the date of the 2022 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after November 15, 2022, to be brought before our 2022 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121, not later than the close of business on the later of (1) the 90th day before the 2022 Annual Meeting, or (2) the 10th day following the day on which we first make a public announcement of the date of the 2022 Annual Meeting.

Please review our Amended and Restated Bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may view our Amended and Restated Bylaws by visiting the SEC’s website at www.sec.gov.

Who will Solicit Proxies on behalf of the Board?

The Company has retained Alliance Advisors, a proxy solicitation firm, who may solicit proxies on the Board’s behalf.

The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.

I also have received a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Is that a part of the proxy materials?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 19, 2021, accompanies this proxy statement. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report on Form 10-K is not incorporated into this proxy statement and should not be considered proxy solicitation material.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?

Each of Henry Ji, Ph.D., Dorman Followwill, Kim D. Janda, Ph.D., David Lemus, Jaisim Shah and Yue Alexander Wu, Ph.D.  has an interest in Proposal 1, the election to the Board of the seven (7) director nominees set forth herein, as each of them is a nominee for director and is currently a member of the Board. Members of the Board and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm. Our executive officers have an interest in Proposal 3, the approval of the compensation of the named executive officers, as their compensation is subject to this vote. In addition, our executive officers have an interest in Proposal 4, the approval of the frequency of the stockholder vote on executive compensation, as the outcome of this vote may impact how frequently we will conduct future advisory votes on executive compensation. Additionally, Dr. Ji, our President, Chief Executive Officer and Chairman of the Board, has an interest in Proposal 5, the approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company.

PROPOSAL 1:

ELECTION OF DIRECTORS

You are requested to vote for seven nominees for director, six of whose terms expire at the Annual Meeting and who will be elected for a new one-year term. The nominees are Henry Ji, Ph.D., Dorman Followwill, Kim D. Janda, Ph.D., David Lemus, Jaisim Shah, Yue Alexander Wu, Ph.D. and Elizabeth A. Czerepak. All of the nominees other than Ms. Czerepak are existing directors of Sorrento. Ms. Czerepak is a nominee for director that does not currently serve on our Board and, if elected, she would be elected for a one-year term. Each of the nominees has consented to being named as a nominee for director of Sorrento, has agreed to serve if elected and will serve until his or her successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form are to be voted for the aforementioned directors or in the event that any of the aforementioned directors is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

All of our directors bring to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

The ages of the nominees as of October [●], 2021, their positions and biographies are set forth below.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a One-Year Term Expiring at the 2022 Annual Meeting of Stockholders

Name	Age	Present Position with Sorrento Therapeutics, Inc.
Henry Ji, Ph.D.	57	Chairman of the Board, President and Chief Executive Officer
Dorman Followwill	58	Lead Independent Director
Kim D. Janda, Ph.D.	64	Director
David Lemus	58	Director
Jaisim Shah	61	Director
Yue Alexander Wu, Ph.D.	58	Director
Elizabeth A. Czerepak	65	Director Nominee

Continuing Directors

Henry Ji, Ph.D. co-founded and has served as a director of Sorrento Therapeutics, Inc. since January 2006, served as its Chief Scientific Officer from November 2008 to September 2012, as its Interim Chief Executive Officer from April 2011 to September 2012, as its President and Chief Executive Officer since September 2012 and as Chairman of the Board since August 2017. Dr. Ji also served as our Secretary from September 2009 to June 2011. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life science technology and product development, and has served as its President since 2002. From 2001 to 2002, Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President, of Stratagene Corporation (later acquired by Agilent Technologies, Inc.) where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji previously served as a director of Celularity Inc. from June 2017 to July 2021. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of Sorrento Therapeutics Inc.’s intellectual property. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University.

Dr. Ji has demonstrated significant leadership skills as President and Chief Executive Officer of Stratagene Genomics, Inc. and Vice President of CombiMatrix Corporation and Stratagene Corporation and brings more than 18 years of biotechnology and biopharmaceutical experience to his position on our Board. Dr. Ji’s extensive knowledge of the industry in which we operate, as well as his unique role in our day-to-day operations as our President and Chief Executive Officer, allows him to bring to our Board a broad understanding of the operational and strategic issues we face.

Dorman Followwill has served as a director of our Company since October 2017 and as our lead independent director since August 2020. Mr. Followwill was Senior Partner, Transformational Health at Frost & Sullivan, a business consulting firm involved in market research and analysis, growth strategy consulting and corporate training across multiple industries, from 2016 to September 2020. Prior to that time, he served in various roles at Frost & Sullivan, including Partner on the Executive Committee managing the P&L of the business in Europe, Israel and Africa, and Partner overseeing the Healthcare and Life Sciences business in North America, since initially joining Frost & Sullivan to help found the Consulting practice in January 1988. Mr. Followwill has more than 30 years of organizational leadership and management consulting experience, having worked on hundreds of consulting projects across all major regions and across multiple industry sectors, each project focused around the strategic imperative of growth. He obtained his BA from Stanford University in The Management of Organizations in 1985.

We believe that Mr. Followwill’s extensive knowledge and understanding of the healthcare and life sciences industries qualify him to serve on our Board.

Kim D. Janda, Ph.D. has served as a director of our Company since April 2012. Dr. Janda has served as Ely R. Callaway, Jr. Chaired Professor in the Departments of Chemistry, Immunology and Microbial Science at The Scripps Research Institute since 1996 and as the Director of the Worm Institute of Research and Medicine (WIRM) at The Scripps Research Institute since 2005. Furthermore, Dr. Janda has served as a Skaggs Scholar within the Skaggs Institute of Chemical Biology, also at The Scripps Research Institute, since 1996. Dr. Janda holds a B.S. degree from the University of South Florida in Clinical Chemistry and a doctoral degree from the University of Arizona with Robert B. Bates in natural product total synthesis. A hallmark of his research is that Dr. Janda has been able to uniquely combine principles of medicinal chemistry together with modern molecular biology, immunology and neuropharmacology, allowing the creation of both synthetic/natural molecules and processes with biological, chemical and physical properties. Dr. Janda has published over 425 original publications in refereed journals and founded the biotechnological companies CombiChem, Drug Abuse Sciences and AIPartia. Dr. Janda is associate editor of Bioorg & Med. Chem., PloS ONE and serves, or has served, on numerous journals including J. Comb. Chem., Chem. Reviews, J. Med. Chem., The Botulinum Journal, Bioorg. & Med. Chem. Lett., and Bioorg. & Med. Chem. Over a career of almost 25 years, Dr. Janda has provided numerous seminal contributions and is considered one of the first scientists to merge chemical and biological approaches into a cohesive research program. Dr. Janda serves on the Scientific Advisory Boards of Materia, Inc. and Singapore Ministry of Education (MOE), EP1 Physical Sciences.

Dr. Janda has almost 25 years of experience in life sciences and very strong technical expertise relating to the discovery and development of antibody therapeutics, which gives him a unique understanding of the research challenges and opportunities facing our company. As an experienced scientist and inventor on multiple patents in the life sciences industry, Dr. Janda brings critical insights into the operational requirements of a discovery and development company as well as to our overall business and strategies relating to our ongoing development efforts, and serves as the chair of our Scientific Advisory Board.

David Lemus has served as a director of our Company since October 2017. Mr. Lemus has served as Chief Executive Officer of IronShore Pharmaceuticals Inc. since January 2020. He also currently serves as a non-executive board member of Silence Therapeutics, plc (Nasdaq: SLN) and BioHealth Innovation, Inc. and served previously on several other boards of public and private companies as a non-executive director. He served from November 2017 to September 2018 as the Chief Operating Officer and Chief Financial Officer of Proteros biosciences GmbH. Previously, from January 2016 to May 2017, he served as Interim Chief Financial Officer and Chief Operating Officer of Medigene AG. Prior to that time, at Sigma Tau Pharmaceuticals, Inc., he served as Chief Executive Officer from January 2013 to July 2015, as Chief Operating Officer from March 2012 to December 2012, and as V.P. Finance from July 2011 to February 2012. Previous to this, Mr. Lemus served as Chief Financial Officer and Executive V.P. of MorphoSys AG from January 1998 to May 2011. Prior to his role at MorphoSys AG, he held various positions, including Operations Manager and Controller (Pharma International Division) and Global IT Project Manager (Pharma Division) at Hoffman La Roche, Group Treasurer of Lindt & Spruengli AG and Treasury Consultant for Electrolux AB. Mr. Lemus received an M.S. from the Massachusetts Institute of Technology Sloan School of Management in 1988 and a B.S. in Accounting from the University of Maryland in 1984. Mr. Lemus is also a certified public accountant licensed in the State of Maryland.

We believe that Mr. Lemus’ extensive accounting and financial background and business experience in the life sciences industry qualify him to serve on our Board.

Jaisim Shah has served as a director of our Company since September 2013. He has more than 25 years of global biopharma experience including over 15 years in senior management leading business development, commercial operations, investor relations, marketing and medical affairs. Mr. Shah has served as the President and Chief Executive Officer and board member of Scilex Holding Company since its inception in March 2019. He has also served as the Chief Executive Officer and board member of Semnur Pharmaceuticals, Inc. since its inception in 2013. Prior to Semnur, Mr. Shah was a consultant to several businesses, including Sorrento Therapeutics, Inc., and was the Chief Business Officer of Elevation Pharmaceuticals, where Mr. Shah led a successful sale of Elevation to Sunovion in September 2012. Prior to Elevation, Mr. Shah was president of Zelos Therapeutics, where Mr. Shah focused on financing and business development. Prior to Zelos, Mr. Shah was the Senior Vice President and Chief Business Officer at CytRx, a biopharmaceutical company. Previously, Mr. Shah was Chief Business Officer at Facet Biotech and PDL BioPharma where he completed numerous licensing/partnering and strategic transactions with pharmaceutical and biotech companies. Prior to PDL, Mr. Shah was at Bristol-Myers Squibb, most recently as Vice President of Global Marketing where he received the “President’s Award” for completing one of the most significant collaborations in the company’s history. Previously, Mr. Shah was at F. Hoffman-La Roche in international marketing and was global business leader for corporate alliances with Genentech and Idec. Mr. Shah previously served as a director of Celularity Inc. from June 2017 to July 2021. Mr. Shah holds an M.A. in Economics from the University of Akron and an M.B.A. from Oklahoma University.

We believe that Mr. Shah’s extensive operational, executive and business development experience qualifies him to serve on our Board.

Yue Alexander Wu, Ph.D. has served as a director of our Company since August 2016. He is co-founder and CEO of Cothera Bioscience, Inc. a translation medicine and precision therapeutics company. He was previously President, Chief Executive Officer and Chief Strategy Officer of Crown Bioscience International, a leading global drug discovery and development solutions company, which he co-founded in 2006, until 2017. From 2004 to 2006, Dr. Wu was Chief Business Officer of Starvax International Inc. in Beijing, China, a biotechnology company focusing on oncology and infectious diseases. From 2001 to 2004, Dr. Wu was a banker with Burrill & Company where he was head of Asian Activities. Dr. Wu has served as a director of CASI Pharmaceuticals, Inc. (Nasdaq: CASI) since June 2013. Dr. Wu received his Ph.D. in Molecular Cell Biology and his MBA from University of California at Berkeley. He earned an M.S. in Biochemistry from University of Illinois, Urbana-Champaign and his B.S. in Biochemistry from Fudan University in Shanghai, China.

We believe that Dr. Wu’s scientific background and business experience qualify him to serve on our Board.

Dr. Robin L. Smith has served as a director of our Company since December 2019. Her service on our Board will cease when her current term expires at the Annual Meeting.

Director Nominee

Elizabeth A. Czerepak has over 35 years of experience in big pharma, biotechnology and venture capital and has served as the Chief Financial Officer of BeyondSpring Inc. (Nasdaq: BYSI), a global biopharmaceutical company focused on developing innovative immuno-oncology cancer therapies, since September 2020. Prior to that, from May 2018 to January 2020, she served as the Chief Financial Officer and the Chief Business Officer of Genevant Sciences, Inc., a technology-focused lipid nanoparticle delivery company; as the Chief Financial Officer and Executive Vice President, Corporate Development of Altimmune, Inc., a clinical stage vaccines company, from 2015 to 2018; and the Chief Financial Officer and the Chief Business Officer of Isarna Therapeutics Inc., which develops selective transforming growth factor beta inhibitors for cancer, ophthalmic and fibrotic diseases, from 2014 to 2015. Ms. Czerepak previously served as the Chief Financial Officer, Secretary, Principal Accounting Officer and Head of Human Resources at Cancer Genetics, Inc., a company that develops and commercializes molecular diagnostics, from 2011 to 2014; and a Managing Director at JPMorgan Chase & Co. and Bear, Stearns & Co., and a General Partner at Bear Stearns Health Innoventures L.P., a venture capital fund, from 2000 to 2009. Ms. Czerepak was a NASD (now FINRA) Registered Representative (Series 7 and Series 63) from 2001 to 2008. She has served as a director and chair of the audit committee of Delcath Systems, Inc. (Nasdaq: DCTH), an interventional oncology company focused on the treatment of liver cancer, since February 2020. Ms. Czerepak served on the boards of directors of Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI) from June 2019 to December 2020, and Scilex Holding Company from September 2019 to October 2020. She received a B.A. magna cum laude in Spanish and Mathematics Education from Marshall University in 1976 and an MBA from Rutgers University in 1982. In 2020, Ms. Czerepak earned a Corporate Director Certificate from Harvard Business School.

We believe that Ms. Czerepak is qualified to serve on our Board because of her significant leadership experience in the biopharmaceutical sector and her substantial finance, venture capital and business expertise.

Agreements with Directors

None of our directors or director nominees was selected pursuant to any arrangement or understanding, other than compensation arrangements in the ordinary course of business.

Board Independence

Our Board is responsible for establishing corporate policies and for our overall performance, although it is not involved in our day-to-day operations. Our Board consults with our counsel to ensure that our Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, us, our senior management and our independent registered public accounting firm, our Board has determined that all of our directors, other than Dr. Ji, Dr. Janda and Mr. Shah, are independent. Our Board has also determined that Ms. Czerepak, our director nominee, is independent.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board believes that our Chief Executive Officer (“CEO”), Dr. Ji, is best situated to serve as Chairman of the Board because he is the director who is most familiar with our business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and is therefore best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer facilitates information flow between management and the Board, which is essential to effective governance. Dorman Followwill currently serves as the Company’s lead independent director (the “Lead Independent Director”). The Lead Independent Director ensures that (i) the Board operates independently of management, (ii) the independent directors continue to provide effective oversight of the Company’s management and key issues related to strategy, risk and integrity, and (iii) the directors and stockholders have an independent leadership contact.

As the Lead Independent Director, Mr. Followwill has the following duties and responsibilities:

•	Calling and presiding over executive sessions of the independent directors and setting agendas for the executive session;
•	Advising the Chairman of the Board and the Chief Executive Officer, on behalf of the Board, of any decisions reached or suggestions made at executive sessions;
•	Serving as the primary liaison between the independent directors, Chief Executive Officer, Chairman of the Board and senior management to report or raise matters;
•	Chairing Board meetings when the Chairman of the Board is not present;
•	Reviewing Board schedules and agendas in collaboration with the Chairman of the Board and the Chief Executive Officer while seeking input from the other Board members;
•	Being available for consultation and communication with stockholders, as appropriate; and
•	Performing such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board from time to time.

The Board, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman of the Board to organize those functions. The Board has three standing committees - Audit, Compensation and Corporate Governance and Nominating. The membership of each of the Board committees is comprised of independent directors, with each of the committees having a separate chairperson, each of whom is an independent director. Our non-management members of the Board meet in executive session, at which only they are present, at each board meeting.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board recognizes that different leadership models may, depending upon individual circumstances, work for other companies and may be appropriate for the Company under different circumstances. Our Chief Executive Officer communicates frequently with members of the Board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our areas of operations.

Board of Directors Meetings

During fiscal year 2020, our Board held five meetings and acted by written consent twelve times. Our Audit Committee held four meetings and acted by written consent three times, our Compensation Committee held three meetings and acted by written consent ten times and our Corporate Governance and Nominating Committee held no separate meetings and acted by written consent one time. None of our incumbent directors attended fewer than 75% of the total number of meetings held by the Board and the committees on which, and for the period during which, the director served during fiscal year 2020.

Information Regarding Board Committees

Our Board has established standing Audit, Compensation and Corporate Governance and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities.

Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is currently comprised of Messrs. Followwill and Lemus and Dr. Wu. Mr. Lemus serves as the Chairperson of the Audit Committee. If Ms. Czerepak is elected to the Board, she will also join the Audit Committee, effective upon her election to the Board. The functions of the Audit Committee include, among others:

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selecting, evaluating, engaging, overseeing, determining funding for and, when appropriate, replacing the independent auditors, or nominating the independent auditors to be proposed to the full Board for concurrence or ratification;

•	giving prior approval of all audit services and any non-audit services permissible pursuant to the Sarbanes-Oxley Act of 2002 performed by the independent auditor for the Company;
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ensuring that the independent auditors provide, at least annually, a formal written statement to the Audit Committee setting forth all relationships between the independent auditors and the Company, consistent with applicable rules and requirements;

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reviewing with management and the independent auditors the annual audit scope and approach, critical accounting policies and practices, significant internal control issues, record keeping, audit conclusions regarding significant accounting estimates/reserves and proposed fee arrangements for ongoing and special projects;

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meeting in executive session with the independent auditors, as may be necessary or advisable, to request their opinion on various matters including the Company’s accounting policies as applied in its financial reporting and the performance of its financial and accounting personnel;

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reviewing with the independent auditor any problems or difficulties the auditor may have encountered during the course of its audit work, including any restrictions on the scope of its activities or access to required information or any significant disagreements with management and management’s responses to such matters;

•	reviewing with management and the independent auditors the Company’s compliance with laws and regulations having to do with accounting and financial reporting matters;
•	reviewing with management and the independent auditors the Company’s interim and year-end financial statements, including management’s discussion and analysis;
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requesting from management and the independent auditors a briefing on any significant accounting and reporting issues, or significant unusual transactions, disagreements and how they were resolved and current developments in the accounting and regulatory areas that may affect the Company or its financial statements;

•	reviewing with management and the independent auditors disclosures, accounting policies and controls;
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holding timely discussions with the independent registered public accounting firm regarding all critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications or the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and other material written communications between the independent registered public accounting firm and management including, but not limited to, the management letter and schedule of unadjusted differences;

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discussing among the members of the Audit Committee, without management or the independent auditors present, the quality of the accounting policies applied in the preparation of the Company’s financial statements and significant judgments affecting the financial statements;

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reviewing and approving the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines, (ii) annual audit plan, budget and staffing, (iii) concurrence in the appointment, compensation and rotation of the internal audit management function, and (iv) results of internal audits;

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conducting an appropriate review of all related party transactions on an on-going basis and all such transactions and potential conflicts of interests referenced in the Company’s Code of Conduct and Ethics that must be approved by the Audit Committee or other comparable independent body of the Board;

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establishing and reviewing the adequacy of procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters;

•	providing the Company with the report of the Audit Committee with respect to the audited financial statements for inclusion in the Company’s proxy statement;
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discussing with management the Company’s policies with respect to risk assessment and risk management, significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures; and

•	discussing with management and the independent auditor the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary. Our Board has adopted a written charter of the Audit Committee that is available to stockholders on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview.

Under the applicable Nasdaq Rules, each member of a company’s audit committee must be considered independent in accordance with the Nasdaq Rules and Rule 10A-3(b)(1) under the Exchange Act. Our Board reviews the Nasdaq Rules and Exchange Act definitions of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq Rules). Our Board has determined that all members of our Audit Committee also meet the requirements for financial literacy under the Nasdaq Rules.

Our Board has determined that Mr. Lemus is an audit committee financial expert, as defined under applicable SEC rules, and that Messrs. Followwill and Lemus and Dr. Wu meet the background and financial sophistication requirements under the rules of The Nasdaq Stock Market LLC. In making these determinations, the Board made a qualitative assessment of each of Messrs. Followwill’s and Lemus’ and Dr. Wu’s level of knowledge and experience based on a number of factors, including their formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to the Audit Committee.

Compensation Committee. Our Compensation Committee is currently comprised of Mr. Followwill and Dr. Wu. Dr. Wu serves as the Chairperson of our Compensation Committee. The functions of the Compensation Committee include, among others:

•	establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation programs;
•

annually reviewing and approving the Company’s goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance with respect to such goals, and subject to existing contractual obligations, setting the CEO’s compensation level based on such evaluation;

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determining and approving (and recommending for ratification by the Board acting solely through the independent directors) the CEO’s compensation level based on the Compensation Committee’s performance evaluation;

•	reviewing and approving all compensation for all executive officers;
•	recommending to the Board the establishment and administration of incentive compensation plans and programs and employee benefit plans and programs;
•	reviewing succession planning within the Company;
•	overseeing any stock option, benefit and incentive plans established by the Company, unless otherwise determined by the Board or prohibited by the terms of such plans;
•	making recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity plans, that are subject to Board approval;
•	establishing and periodically reviewing policies concerning perquisite benefits;
•	reviewing and approving all employment, severance or other employment related agreements or special compensation arrangements for each officer of the Company;
•	reviewing and recommending for Board approval compensation packages for new corporate officers and termination packages for corporate officers as requested by management;
•	reviewing at least annually the adequacy of the Compensation Committee Charter and recommending any proposed changes to the Board for its approval;
•	evaluating and overseeing risk in the Company’s compensation programs;
•	producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations;

•	investigating, within the scope of its duties, any matter brought to its attention;
•	performing any other duties or responsibilities expressly delegated to the Compensation Committee by the Board from time to time; and
•	annually reviewing the compensation of members of the Board for their services to the Company and recommending changes, if any, to the Board.

Our Board has determined that all of the members of our Compensation Committee are “independent” under the Nasdaq Rules. Our Board has adopted a written charter of the Compensation Committee that is available to stockholders on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview. The Compensation Committee meets periodically throughout the year as necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and other representatives of senior management as necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain or consult compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, in order to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making decisions on executive officers, the Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions we expect the executive officer to make to the success of our business.

In 2020, the Compensation Committee re-engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to review and advise on our compensation practices. In 2020, Compensia undertook the following projects for the Compensation Committee: (i) June 2020 - Evaluated the compensation arrangements for the Company’s executive and other officers against a comparable group of similar life sciences companies and its own proprietary data; (ii) June 2020 - Evaluated the compensation arrangements for the members of the Board against a comparable group of similar life sciences companies and its own proprietary data; and (iii) January - August 2020 - Assisted the Compensation Committee in developing the CEO Performance Award (discussed in more detail below and approved by our stockholders at our 2020 Annual Meeting of Stockholders held in October 2020). Compensia, who reports directly to the Compensation Committee and not to our management, is independent from us, has not provided any services to us other than to the Compensation Committee, and receives compensation from us only for services provided to the Compensation Committee. The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that the work of Compensia has not raised any conflict of interest.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of two directors, each of whom is a non-employee director: Mr. Followwill and Dr. Wu. Dr. Wu serves as the Chairperson of the Compensation Committee. During 2020, neither Mr. Followwill nor Dr. Wu was an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee is currently comprised of Dr. Wu and Mr. Followwill. Mr. Followwill serves as the Chairperson of our Corporate Governance and Nominating Committee. The functions of the Corporate Governance and Nominating Committee include, among others:

•	developing and recommending to the Board the Corporate Governance Guidelines of the Company and overseeing compliance therewith;
•	assisting the Board in effecting Board organization, membership and function, including identifying qualified Board nominees;

•	assisting the Board in effecting the organization, membership and function of Board committees, including the composition of Board committees and recommending qualified candidates therefor;
•	evaluating and providing succession planning for the Chief Executive Officer and other executive officers;
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developing criteria for Board membership, such as independence, term limits, age limits and ability of former employees to serve on the Board and the evaluation of candidates’ qualifications for nominations to the Board and its committees as well as removal therefrom, respectively;

•	periodically evaluating the desirability of, and recommending to the Board, any changes in the size and composition of the Board;
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identifying and evaluating candidates for director in accordance with the general and specific criteria set forth in the Corporate Governance and Nominating Committee Charter or determined in accordance therewith;

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evaluating each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or re-election as a director based on the extent to which such individual meets the general criteria set forth in the Corporate Governance and Nominating Committee Charter and will contribute significantly to satisfying the overall mix of specific criteria identified in the Corporate Governance and Nominating Committee Charter;

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diligently seeking to identify potential director candidates who will strengthen the Board and remedy any perceived deficiencies in the specific criteria identified in the Corporate Governance and Nominating Committee Charter;

•	establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review;
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submitting to the Board the candidates for director to be recommended by the Board for election at each annual meeting of stockholders and to be added to the Board at any other times due to Board expansions, director resignations or retirement or otherwise;

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monitoring performance of directors based on the general criteria and the specific criteria applicable to each such director and, if any serious problems are identified, working with such director to resolve such problems or, if necessary, seeking such director’s resignation or recommend to the Board such person’s removal;

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developing and periodically evaluating initial orientation guidelines and continuing education guidelines for each member of the Board and each member of each Board committee regarding his or her responsibilities as a director generally and as a member of any applicable Board committee, and monitoring and evaluating each director’s cooperation in fulfilling such guidelines;

•	retaining and terminating any search firm used to identify director candidates and to approve any such search firm’s fees and other terms of retention;
•	evaluating its own performance on an annual basis, including its compliance with its Charter;
•	reviewing its Charter and providing the Board with any recommendations for changes in the Charter or in policies or other procedures governing the Corporate Governance and Nominating Committee;
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developing and periodically reviewing and revising as appropriate, a management succession plan and related procedures including consideration and recommendation of candidates for successor to the Chief Executive Officer to the Board and, with appropriate consideration of the Chief Executive Officer’s recommendations, considering and recommending candidates for successors to other executive officers, in each case when vacancies shall occur in those offices;

•	monitoring and making recommendations to the Board on other matters of Board policy and practices relating to corporate governance; and
•	reviewing and making recommendations to the Board regarding proposals of stockholders that relate to corporate governance.

The Corporate Governance and Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by our Board based on the criteria, skills and qualifications that have been recognized by the Corporate Governance and Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance and Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded Board.

The Board has determined that all of the members of our Corporate Governance and Nominating Committee are “independent” under the Nasdaq Rules. The Board adopted a written charter setting forth the authority and responsibilities of the Corporate Governance and Nominating Committee. A copy of the charter is available to stockholders on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits any director, officer, employee or consultant from engaging in “short sales” of our equity securities and from engaging in hedging transactions involving our equity securities. Further, our Insider Trading Policy restricts our designated insiders from pledging our equity securities as collateral for a loan or otherwise unless the transaction is pre-cleared by our Insider Trading Compliance Officer. As a condition of pre-approving any pledge of our equity securities, any designated insider seeking to pledge securities must clearly demonstrate his or her financial capacity to repay the loan without resort to the pledged securities.

Director Qualifications

There are no specific minimum qualifications that our Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Board considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics:

•	the highest ethical standards and integrity and a strong personal reputation;
•	a background that provides experience and achievement in business, finance, biotechnology or other activities relevant to our business and activities;
•	a willingness to act on and be accountable for Board and, as applicable, committee decisions;
•	an ability to provide wise, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders;
•	an ability to work effectively and collegially with other individuals;
•	loyalty and commitment to driving our success and increasing long-term value for our stockholders;
•	sufficient time to devote to Board and, as applicable, committee membership and matters; and
•	the independence requirements imposed by the SEC and the Nasdaq Rules.

The Board retains the right to modify these qualifications from time to time.

If a stockholder wishes to propose a candidate for consideration as a nominee by the Corporate Governance and Nominating Committee, it should follow the procedures described in this section, the section entitled “Security Holder Nominations” and in the Company’s Corporate Governance and Nominating Committee Charter. Following verification of the stockholder status of persons proposing candidates, the Corporate Governance and Nominating Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Corporate Governance and Nominating Committee as part of its review. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Corporate Governance and Nominating Committee, a potential candidate nominated by a stockholder is treated like any other potential candidate during the review process by the Corporate Governance and Nominating Committee.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting, we encourage all of our directors to attend. Dr. Ji is the only director who attended our 2020 Annual Meeting of Stockholders.

Delinquent Section 16(a) Reports

During the year ended December 31, 2020, Dorman Followwill, a member of our board of directors, filed one Form 4 late with respect to a single transaction effected on December 16, 2020.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to the attention of the Company’s Secretary at Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. The Company’s Secretary will forward such communications to each member of our Board; provided that, if in the opinion of the Company’s Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

In addition, stockholders may contact the Lead Independent Director or the independent directors as a group by submitting their written comments to the attention of the Company’s Secretary at Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. The Corporate Secretary will forward such communications to the Lead Independent Director, who will review and distribute, if addressed to the independent directors, such communications to the independent directors as a group; provided that, if in the opinion of the Lead Independent Director it would be inappropriate to send a particular communication to a specific independent director, such communication will only be sent to the remaining independent directors (subject to the remaining independent directors concurring with such opinion).

Security Holder Nominations

The Board does not have a formal policy regarding the consideration of director candidates recommended by our security holders. However, the Board would consider such recommendations. The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a security holder. Security holders who wish to make such a recommendation should send the recommendation to the attention of the Company’s Secretary at Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Following verification of the stockholder status of persons proposing candidates by the Company’s Secretary, director candidate recommendations will be forwarded to the Corporate Governance and Nominating Committee for further review. If the Corporate Governance and Nominating Committee believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.

Nominations must be submitted, as outlined above, and received by the Company’s Secretary, by no later than [●], 2022, to be includable in the Company’s proxy statement and related proxy for the 2022 Annual Meeting. However, if the date of the 2022 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, [●], 2022, to be considered for inclusion in proxy materials for the 2022 Annual Meeting, a nomination must be submitted, as outline above, a reasonable time before we begin to print and send our proxy materials for the 2022 Annual Meeting. Please review our Amended and Restated Bylaws, which contain additional requirements regarding advance notice of stockholder proposals, including nominations. You may view our Amended and Restated Bylaws by visiting the SEC’s website at www.sec.gov.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the Annual Meeting, the seven nominees receiving the highest number of votes will be elected to our Board. Votes withheld from any nominee and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF HENRY JI, PH.D., DORMAN FOLLOWWILL, KIM D. JANDA, PH.D., DAVID LEMUS, JAISIM SHAH, YUE ALEXANDER WU, PH.D. AND ELIZABETH A. CZEREPAK. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of EY will be present at the Annual Meeting. The representatives of EY will be able to make a statement at the Annual Meeting if they wish and will be available to respond to appropriate questions.

Stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm is not required by Delaware law, our Certificate of Incorporation or our Amended and Restated Bylaws. However, the Audit Committee is submitting the selection of EY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

On June 24, 2020, the Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm. On June 24, 2020, the Audit Committee approved the appointment of EY as our new independent registered public accounting firm, effective as of June 26, 2020. We filed a Current Report on Form 8-K on June 30, 2020 reporting this change. EY was not engaged to audit our financial statements for the fiscal year ended December 31, 2019.

The reports of Deloitte on our consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Deloitte on our consolidated financial statements for each of the fiscal years ended December 31, 2019 and 2018 contained an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern and included an emphasis-of-matter paragraph stating that, “As discussed in Note 1 to the financial statements, effective January 1, 2019, the Company adopted FASB Accounting Standards Update 2016-02, Leases, using the modified retrospective approach.”

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through June 24, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in their reports on the consolidated financial statements for such fiscal years.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through June 24, 2020, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as of December 31, 2018, we identified the following three material weaknesses in our internal control over financial reporting: (i) we did not attract, develop and retain sufficient accounting resources, including a Chief Accounting Officer, with appropriate knowledge and expertise commensurate with our corporate structure and financial reporting requirements to effectively operate internal controls over financial reporting in a timely manner, which caused our control activities in certain process or control areas to not operate effectively and resulted in certain deficiencies, including a lack of precise reviews of significant assumptions underlying fair value of embedded derivatives, fair value of indefinite-lived intangible assets and income tax related balances, (ii) a deficiency in evaluating the underlying assumptions associated with the accounting for key terms identified in significant transactions, which included convertible note and debt agreements during the fiscal year ended December 31, 2018, and (iii) a deficiency in reviewing and assessing assumptions underlying the determination of fair value of contingent consideration liabilities. As reported in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on March 3, 2020, we remediated each of these material weaknesses as of December 31, 2019.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for the fiscal year ended December 31, 2020 by EY and for the fiscal year ended December 31, 2019 by Deloitte, our prior independent registered public accounting firm for such period. All fees described below were pre-approved by the Audit Committee.

	Year Ended December 31
	2020	2019
Audit Fees (1)	$2,424,613	$3,571,265	(1)
Audit-Related Fees	—	—
Tax Fees (2)	950,445	778,648	(2)
All Other Fees	—	—
Total Fees	$3,375,058	$4,349,913

(1)

Audit fees consisted of fees for services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, and the audit of internal control over financial reporting. Audit fees also consisted of services provided in connection with issuances of consents included in registration statements, standalone audits, consultation on accounting matters, and SEC registration statement services.

(2)	Tax services consisted of fees for tax consultation and tax compliance services.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent registered public accounting firm are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.

The Audit Committee has determined that the rendering of services by EY other than audit services is compatible with maintaining the principal accounting firm’s independence.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to ratify the selection of EY. Abstentions will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved as abstentions are not considered votes cast under Delaware law. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, it is unlikely that any broker non-votes will result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARD.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the Audit Committee’s report submitted to the Board for fiscal year 2020.

The Audit Committee has:

•	reviewed and discussed our audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm;
•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
•

received from Ernst & Young LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Audit Committee

Mr. David Lemus

Mr. Dorman Followwill
Dr. Yue Alexander Wu

The foregoing Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

PROPOSAL 3:

ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pursuant to the proxy rules under the Exchange Act and as required by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are presenting to our stockholders with a non-binding, advisory vote to approve the compensation of our named executive officers as described in this proxy statement. This proposal is commonly referred to as a “say-on-pay” proposal.

Although the vote is non-binding, our Compensation Committee and Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Executive Compensation section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. Our executive compensation contains elements of cash and equity-based compensation, including performance-based awards. We urge stockholders to read the Executive Compensation section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. Our Compensation Committee and Board believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  If Proposal 4 in this proxy statement is approved in accordance with our Board’s recommendation, the next say-on-pay vote will occur in 2022.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of votes cast will be required to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Abstentions will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 3 has been approved as abstentions are not considered votes cast under Delaware law. Broker non-votes are also not considered under Delaware law to be votes cast at the Annual Meeting, and will also not be counted for any purpose in determining whether Proposal 3 has been approved. Therefore, abstentions and broker non-votes will have no effect on Proposal 3, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for this proposal by reducing the total number of shares from which the majority is calculated.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 4:

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting regarding whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Exchange Act (and as described in Proposal 3 of this proxy statement), should occur every one, two or three years. Under the rules issued by the SEC, stockholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on us or our Board. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently.

Although the vote is non-binding, our Compensation Committee and Board value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

Our Board believes that holding the advisory vote to approve named executive officer compensation annually will allow for timely and valuable feedback from stockholders on executive compensation matters. Gaining an understanding of the reasons behind an advisory vote for or against named executive officer compensation in a given year will require engagement with stockholders, and refining compensation programs warrants thoughtful deliberation and analysis. Accordingly, in order to ensure timely and frequent stock feedback, our Board recommends that you vote for the option of “1 Year” (annual vote) as the preferred frequency for the future advisory votes to approve the compensation of named executive officers.

We will continue to engage with our stockholders regarding our executive compensation program during the period between stockholder votes. Engagement with our stockholders is a key component of our corporate governance. We seek and are open to input from our stockholders regarding board and governance matters, as well as our executive compensation program. We believe our stockholders’ ability to contact us at any time to express specific views on executive compensation holds us accountable to stockholders and reduces the need for and value of more frequent advisory votes on executive compensation.

Vote Required; Recommendation of the Board of Directors

The voting frequency option that receives the highest number of votes cast by stockholders will be the frequency of future advisory resolutions to approve named executive officer compensation that has been selected by our stockholders. Abstentions and broker non-votes will have no effect on this proposal. Because this vote is advisory, our Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold future advisory resolutions to approve named executive officer compensation more or less frequently than the option approved by our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY 1 YEAR (ANNUAL VOTE).  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 5:

APPROVAL OF THE COMPENSATION OF DR. HENRY JI AS EXECUTIVE CHAIRPERSON OF SCILEX HOLDING COMPANY

General

At our 2019 Annual Meeting of Stockholders held on September 20, 2019, we sought, and obtained, the approval of our stockholders for the following compensation to be paid by Scilex Holding Company, our majority-owned subsidiary (“Scilex Holding”), to Henry Ji, Ph.D., our President, Chief Executive Officer and Chairman of our Board, in connection with his role as the Executive Chairperson of Scilex Holding: (1) an initial base salary of $139,250, (2) an initial target bonus opportunity of $82,157.50 (59% of the initial base salary), and (3) the grant of a stock option to purchase 3,016,652 shares of common stock of Scilex Holding (“Scilex Common Stock”) with an exercise price equal to $1.16 per share of Scilex Common Stock. On December 21, 2020, the Compensation Committee of the Board of Directors of Scilex Holding, which was comprised solely of an independent director that was and is not on our Board or an officer or employee of our company, approved the following changes to Dr. Ji’s compensation as the Executive Chairperson of Scilex Holding (Items 1 through 3 below are referred to collectively in this proxy statement as the “Executive Chairperson Compensation”):

1.	an increase in his annual base salary from $139,250 to $441,000 (a $301,750 increase);
2.	a bonus of $45,536 for services rendered and achievements in 2019; and
3.

the grant of a stock option to purchase 7,844,554 shares of Scilex Common Stock with an exercise price equal to $1.16 per share of Scilex Common Stock (the “Ji Scilex Option”) (see “Background of and Rationale for Executive Chairperson Compensation -Ji Scilex Option” for additional information regarding the Ji Scilex Option).

Dr. Ji has agreed to forego and relinquish his right to receive any of the Executive Chairperson Compensation in the event our stockholders do not approve such compensation at the Annual Meeting.

Our Board is asking our stockholders to approve the Executive Chairperson Compensation.

The primary objective of compensating Dr. Ji for his role as the Executive Chairperson is to facilitate the growth of Scilex Holding, which our Board and the board of directors of Scilex Holding (the “Scilex Holding Board”) believe will create significant value for Scilex Holding stockholders, which will in turn benefit our stockholders as we currently hold approximately 99.9% of the outstanding capital stock of Scilex Holding. While our Board recognizes that Dr. Ji’s employment agreement with us permits us to require Dr. Ji to provide services to our subsidiaries without additional compensation, our Board nonetheless recommends that our stockholders approve the Executive Chairperson Compensation for the following primary reasons:

•

The Executive Chairperson Compensation provides Dr. Ji with additional incentives and further aligns his interests with Scilex Holding’s long-term strategic direction, reducing the possibility of business decisions at the subsidiary level that favor short-term results at the expense of long-term value creation;

•

The Executive Chairperson Compensation strengthens our oversight of a major subsidiary and supports its management of the assets of Semnur Pharmaceuticals, Inc. (“Semnur”) under Scilex Holding following the merger that was completed in March 2019 and subsequent acquisition of additional shares of Scilex Holding in 2020 and 2021, resulting in Sorrento now holding approximately 99.9% of the Scilex Holding’s issued and outstanding capital stock;

•

The 2019 bonus awarded to Dr. Ji was determined by the Compensation Committee in light of Dr. Ji’s instrumental role in the acquisition of Semnur and Scilex Holding`s efforts in pursuing capital raising and other strategic opportunities; and

•	The incentive compensation opportunities provided to Dr. Ji (the Ji Scilex Option) will promote his continued focus on Scilex Holding’s growth, sustainability and profitability.

Roles and Responsibilities of the Scilex Holding Executive Chairperson

In determining the adjustments to the amount and form of compensation to be paid to Dr. Ji for his role as the Executive Chairperson of Scilex Holding, the Scilex Holding Board determined that the principal role of the Executive Chairperson of the Scilex Holding Board is to ensure that the Scilex Holding Board and its various committees operate effectively and efficiently over the next several years. Specifically, the Scilex Holding Board has determined that, as its Executive Chairperson, Dr. Ji shall be specifically responsible for the following:

Board Governance

•	Ensuring that the decisions of the Scilex Holding Board are fully implemented.

•	Ensuring the proper and timely flow of information to the Scilex Holding Board sufficiently in advance of Scilex Holding Board meetings and actions.
•	Ensuring the allocation of sufficient time during Scilex Holding Board meetings for effective discussion of agenda items and key issues and concerns.
•	Ensuring that the independent directors of the Scilex Holding Board meet in separate, regularly-scheduled, executive sessions.
•	Ensuring that the Scilex Holding Board meets with internal personnel and outside advisors, as needed or appropriate.
•

Working with the chief executive officer of Scilex Holding (the “Scilex CEO”) and the Scilex Holding Board to ensure that there is an effective succession plan in place for the Scilex CEO position and, as appropriate, the other senior management positions of Scilex Holding.

Strategic Initiatives

•	Working with the Scilex Holding Board and the Scilex CEO to develop the strategy for Scilex Holding’s future growth.
•

Working with the Scilex CEO and other members of the senior management team to identify opportunities for value-enhancing strategic initiatives, including acquisitions, equity and debt financings, dispositions, joint ventures, collaborations, licenses and strategically important relationships.

•	Leading or co-leading the development and maintenance of Scilex Holding’s relationships with current and future strategic partners and investors.
•	Carrying out other duties as requested by the Scilex Holding Board.

Board Governance

•	Supporting the orientation of new directors and the continuing education of directors.
•

Ensuring that the evaluation of the performance of the Scilex Holding Board considers the balance of skills, experience, independence and knowledge of Scilex Holding and other factors relevant to its effectiveness.

•	Establishing other procedures as determined to be necessary or appropriate to govern the effective and efficient conduct of the Scilex Holding Board’s work.

Background of and Rationale for Executive Chairperson Compensation

On November 8, 2016, Sorrento entered into a Stock Purchase Agreement with Scilex Pharmaceuticals Inc. (“Scilex Pharma”) and a majority of the stockholders of Scilex Pharma, pursuant to which we acquired approximately 72% of the outstanding capital stock of Scilex Pharma. Prior to the acquisition transaction, Dr. Ji held approximately 6.5% of Scilex Pharma’s total outstanding capital stock. As part of the acquisition transaction, Dr. Ji sold all of his shares of the capital stock of Scilex Pharma to Sorrento on the same terms as the other Scilex Pharma stockholders.

On March 18, 2019, Scilex Holding entered into a Contribution and Loan Agreement with the holders of the outstanding shares of capital stock of Scilex Pharma pursuant to which Scilex Holding acquired 100% of the outstanding shares of capital stock of Scilex Pharma in exchange for shares of Scilex Common Stock. On March 18, 2019, we and Scilex Holding entered into an Agreement and Plan of Merger with Semnur. Following the closing of the merger, Semnur became a wholly owned subsidiary of Scilex Holding and Sorrento owned approximately 58% of Scilex Holding’s issued and outstanding capital stock.

In March 2019, we entered into an Exchange and Registration Rights Agreement (the “Exchange Agreement”) with the holders of Semnur’s capital stock and options to purchase Semnur’s common stock (collectively, the “Semnur Equityholders”). Pursuant to the Exchange Agreement, if within 18 months of the closing of the merger transaction with Semnur, 100% of the outstanding equity of Scilex Holding had not been acquired by a third party or Scilex Holding had not entered into a definitive agreement with respect to, or otherwise consummated, a firmly underwritten offering of Scilex Holding’s capital stock that meets certain requirements and includes the Scilex Common Stock issued to the Semnur Equityholders, then the Semnur Equityholders could collectively elect to exchange such Scilex Common Stock for shares of our common stock. On September 28, 2020, we entered into an amendment to the Exchange Agreement to, among other things, provide that if we received notice from the Semnur Equityholders that they will proceed with the exchange of Scilex Common Stock for our common stock, we could, in our sole discretion, elect, within seven days of receipt of such notice, to exchange all the applicable Scilex Common Stock and the rights to receive cash from Scilex Holding held by the Semnur Equityholders for an amount in cash equal to $55.0 million, in lieu of issuing the shares of our common stock. On September 28, 2020, the Semnur Equityholders delivered the notice under the Exchange Agreement, and on October 5, 2020, we notified the Semnur Equityholders of our election to pay cash, and paid $55.0 million in cash to the Semnur Equityholders in exchange for their shares of Scilex Common Stock on October 9, 2020, after which we held approximately 82.3% of Scilex Holding’s issued and outstanding capital stock.

On January 29, 2021, we entered into certain Stock Purchase Agreements with two remaining stockholders of Scilex Holding pursuant to which we acquired approximately 17.7% of Scilex Holding’s issued and outstanding capital stock in exchange for shares of our common stock. Following the closing of such transactions, we now own approximately 99.9% of Scilex Holding’s issued and outstanding capital stock.

Taking into account the strategic goals of Scilex Holding, the Compensation Committee of the Scilex Holding Board (the “Scilex Compensation Committee”) engaged in extensive discussions regarding the potential increase in compensation for Dr. Ji. Throughout this process, the Scilex Compensation Committee retained the services of Compensia, Inc. (“Compensia”) as its independent compensation consultant. At the direction of the Scilex Compensation Committee, Compensia evaluated Scilex Holding’s executive compensation program against private and public company market data with two primary goals in mind: (i) to assess the current competitiveness of Scilex Holding’s executive compensation program, and (ii) to provide a path for the transition to a market competitive public company executive compensation program.

Compensia also analyzed market data of 18 comparable companies that disclosed compensation arrangements for both a Chief Executive Officer and an Executive Chairperson in the life sciences industry. The analysis of this data found that Executive Chair compensation was generally set at 50% to 75% of the target total direct compensation of the Chief Executive Officer. In addition, the amount of the target annual bonus opportunity depended on the role and responsibilities of the Executive Chairperson and the incumbent’s ability to impact company results. Finally, the size of any additional equity award depended on the length of the transition period for which the incumbent had agreed to serve as Executive Chair.

On December 21, 2020, after considering the significant roles and responsibilities that the Scilex Holding Executive Chairperson would be required to perform as described in “-Roles and Responsibilities of the Scilex Holding Executive Chairperson” above (such role and responsibilities, the “Executive Chairperson Duties”) and the Compensia analysis, the Scilex Holding Compensation Committee approved an increase in Dr. Ji’s Executive Chairperson Compensation with a goal of guiding Scilex Holding to continued growth, sustainability and profitability, and maximizing stockholder value. As described above, the Executive Chairperson Compensation is comprised of three elements: (1) an increase in annual base salary, (2) a bonus of $43,356 for services rendered and achievements in 2019, and (3) the Ji Scilex Option, each of which are described in more detail below.

Annual Base Salary

Based on its review of the Compensia analysis and the Executive Chairperson Duties, the Scilex Holding Board set Dr. Ji’s initial annual base salary at $139,250, or 25% of the base salary of Scilex Holding’s Chief Executive Officer, Mr. Shah. The Scilex Compensation Committee subsequently approved an increase in Dr. Ji’s annual base salary to $441,000 (a $301,750 increase). However, if the Executive Chairperson Compensation is not approved by our stockholders at the Annual Meeting, Dr. Ji will not be eligible to receive the $301,750 increase in base salary for his role as the Executive Chairperson of Scilex Holding, and he will be required to forfeit all amounts paid to him in connection therewith. He will, however, be entitled to his initial annual base salary of $139,250 as that was already approved by our stockholders at our 2019 Annual Meeting of Stockholders held on September 20, 2019.

2019 Annual Bonus

Based on its review of the Compensia analysis and the Executive Chairperson Duties, and to align the performance objectives of Dr. Ji with the responsibilities of Mr. Shah, the Scilex Holding Board set the same target annual bonus opportunity for Dr. Ji of 59% of his base salary. Assuming achievement of 100% of the Scilex Holding corporate goals for 2019, Dr. Ji would have been entitled to receive a cash bonus of $82,157.50, resulting in target total cash compensation (base salary and target annual bonus) of $221,407.50. The Scilex Compensation Committee has approved a bonus of $45,536 for Dr. Ji’s services rendered and achievement in 2019, which was approximately 32.7% of Dr. Ji’s annual base salary for 2019, or 26.3% less than his target bonus of 59%. Dr. Ji’s target bonus of 59% of his annual base salary for 2019 was approved by our stockholders at our 2019 Annual Meeting of Stockholders held on September 20, 2019. If the Executive Chairperson Compensation is not approved by our stockholders at the Annual Meeting, Dr. Ji will not be eligible to receive, and he will forfeit the right to receive, this $45,536 bonus amount for his role as the Executive Chairperson of Scilex Holding for 2019.

Ji Scilex Option

Effective December 21, 2020, Scilex Holding granted to Dr. Ji a stock option to purchase 7,844,554 shares of Scilex Common Stock with an exercise price equal to $1.16 per share of Scilex Common Stock, whereby 25% of the shares of Scilex Common Stock subject to the Ji Scilex Option shall vest on December 21, 2021, and 1/48th of the total amount of the shares of Scilex Common Stock subject to the Ji Scilex Option shall vest each month thereafter, subject to Dr. Ji providing Continuous Service (as defined in the Scilex Holding 2019 Stock Option Plan) on each such vesting date, inclusive. In determining the number of shares subject to the Ji Scilex Option, the Scilex Holding Compensation Committee considered Dr. Ji’s instrumental role in expanding Scilex Holding’s non-opioid pain management pipeline with the strategic acquisition of Semnur Pharmaceuticals, working with the Scilex CEO on strategic debt and equity financings, and in furthering the Company’s continuous efforts in pursuing strategic transaction opportunities. The Ji Scilex Option includes a “double trigger” vesting acceleration provision, whereby any unvested portion of the Ji Scilex Option will vest in full if there is a Change in Control (as defined in the Scilex Holding 2019 Stock Option Plan) and Dr. Ji’s Continuous Service terminates due to an involuntary termination of employment without cause or due to a voluntary termination of employment with good reason within 13 months after the effective time of such Change in Control. If the Executive Chairperson Compensation is not approved by our stockholders at the Annual Meeting, the Ji Scilex Option shall automatically terminate in its entirety and be of no further force or effect as of the closing of the Annual Meeting. The foregoing description of the Ji Scilex Option is not complete and is qualified in its entirety by reference to the full text of the option agreement governing the terms of the Ji Scilex Option, a copy of which is included as Appendix A to this proxy statement.

The Scilex Compensation Committee approved the Executive Chairperson Compensation on December 21, 2020; however, if the Executive Chairperson Compensation is not approved by our stockholders, then the Executive Chairperson Compensation shall be deemed terminated and forfeited and of no further force or effect, and Dr. Ji shall continue to receive an annual base salary of $139,250, will not receive the $45,536 bonus for services rendered and achievements in 2019 and the Ji Scilex Option shall automatically terminate in its entirety and be of no further force or effect as of the closing of the Annual Meeting.

We believe that Scilex Holding is in a unique position to transform the landscape of the underserved therapeutic markets. Dr. Ji brings significant leadership skills and extensive knowledge of the industry to guide the development of Scilex Holding. The Executive Chairperson Compensation is based on a vision to help Scilex Holding grow and achieve its potential, which facilitates the creation of significant stockholder value. With that goal and the significant Executive Chairperson Responsibilities in mind, and while mindful of the terms of Dr. Ji’s employment agreement with us and the compensation he is entitled to thereunder, the Board is asking our stockholders to approve the Executive Chairperson Compensation for Dr. Ji.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast will be required to approve the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company. Abstentions will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 5 has been approved as abstentions are not considered votes cast under Delaware law. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION OF DR. HENRY JI AS EXECUTIVE CHAIRPERSON OF SCILEX HOLDING COMPANY. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 15, 2021 with respect to the beneficial ownership of shares of our common stock by:

•	each person or group known to us to be the beneficial owner of more than five percent of our common stock;
•	each of our directors and director nominees;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.

This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of September 15, 2021. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 301,526,747 shares of common stock outstanding as of September 15, 2021, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before November 14, 2021, which is 60 days after September 15, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percentage of Class
Named Executive Officers and Director Nominees:
Dr. Henry Ji, Chairman of the Board, President and Chief Executive Officer	7,987,875	(1)	2.6%
Najjam Asghar, Senior Vice President and Chief Financial Officer	109,583	(2)	*
Jiong Shao, Former Executive Vice President and Chief Financial Officer(3)	334,196	(2)	*
Dorman Followwill, Lead Independent Director	252,547	(4)	*
Dr. Kim Janda, Director	414,792	(5)	*
David Lemus, Director	250,417	(2)	*
Jaisim Shah, Director	668,050	(6)	*
Dr. Robin L. Smith, Director	245,417	(7)	*
Dr. Yue Alexander Wu, Director	290,417	(8)	*
Elizabeth A. Czerepak, Director Nominee	—		—
All Current Executive Officers and Directors as a Group (8 Persons)	10,219,098	(9)	3.3%
5% Stockholders:
BlackRock, Inc.	17,619,678	(10)	5.8%

*	Less than 1%.

(1)

Comprised of (i) 2,045,807 shares of common stock held directly, (ii) 2,271,693 shares of common stock held in family trusts, of which Dr. Ji is a co-trustee with his wife Vivian Q. Zhang, (iii) 40,000 shares of common stock held directly by Dr. Ji’s wife, and (iv) 3,630,375 shares of common stock issuable pursuant to stock options exercisable within 60 days after September 15, 2021. Each of Dr. Ji and Vivian Q. Zhang, while acting as co-trustees, have the power to act alone and have those actions binding on both trustees’ and the trusts’ assets, including voting and dispositive power over the shares of common stock held by the family trusts.

(2)	Comprised solely of shares of common stock issuable pursuant to stock options exercisable within 60 days after September 15, 2021.

(3)	Mr. Shao’s employment with the Company terminated in August 2020.

(4)     Comprised of (i) 2,130 shares of common stock held directly, and (ii) 250,417 shares of common stock issuable pursuant to stock options exercisable within 60 days after September 15, 2021.

(5)	Comprised of (i) 3,000 shares of common stock held directly, and (ii) 411,792 shares of common stock issuable pursuant to stock options exercisable within 60 days after September 15, 2021.

(6)	Comprised of (i) 112,633 shares of common stock held directly, and (ii) 555,417 shares of common stock issuable pursuant to stock options exercisable within 60 days after September 15, 2021.

(7)

Comprised of (i) 235,000 shares of common stock held directly, and (ii) 10,417 shares of common stock issuable pursuant to stock options exercisable within 60 days after September 15, 2021. Dr. Smith’s service on the Board will cease when her current term expires at the Annual Meeting.

(8)	Comprised of (i) 5,000 shares of common stock held directly, and (ii) 285,417 shares of common stock issuable pursuant to stock options exercisable within 60 days after September 15, 2021.

(9)	Comprised of shares included under “Named Executive Officers and Directors Nominees”, other than those shares included for Mr. Shao and Ms. Czerepak.

(10)

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G on February 2, 2021 reporting that it had sole voting power and sole dispositive power with respect to 17,619,678 shares of common stock in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

EXECUTIVE COMPENSATION

Our Executive Officers

The names of our executive officers and their ages as of October [●], 2021, positions, and biographies are set forth below. Dr. Ji’s background is discussed under “Proposal 1: Election of Directors” above.

Name	Age	Position(s)
Henry Ji, Ph.D.	57	Chairman of the Board, President and Chief Executive Officer
Najjam Asghar	40	Senior Vice President and Chief Financial Officer

Najjam Asghar. Najjam Asghar has been our Senior Vice President and Chief Financial Officer since August 2020. Prior to serving as our Chief Financial Officer, Mr. Asghar served as our Chief Accounting Officer since June 2019. Prior to joining us, he served NuVasive, Inc. in various capacities from October 2015 to June 2019, including Leader of Accounting & Finance from April 2018 to June 2019, leading its accounting and finance functions of Revenue Recognition, International Accounting, Consolidation, SEC Reporting and Technical Accounting (US GAAP), and Senior Director, Accounting and Director between October 2015 and April 2018. Prior to NuVasive, Inc., Mr. Asghar worked at PricewaterhouseCoopers, LLP. from June 2003 to September 2015 in various roles, from an associate to senior manager, where he served various S&P 100 and S&P 500 clients in North America and Asia in the audit and assurance practice. He holds a Bachelors of Arts degree, majoring in economics, statistics and journalism, from University of the Punjab, Pakistan.

Family Relationships

There are no family relationships between or among any of our executive officers, directors or director nominees.

Code of Ethics

We have adopted the Sorrento Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview.

If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of our Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview and/or in our public filings with the SEC.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC’s rules and regulations with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Dr. Yue Alexander Wu

Mr. Dorman Followwill

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Discussion and Analysis

Compensation Philosophy

The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals.

Role of Compensation Consultant

The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities. In 2020, the Compensation Committee re-engaged Compensia, a national compensation consulting firm, to review and advise on our compensation practices. The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that the work of Compensia has not raised any conflict of interest.

In 2020, Compensia undertook the following projects for the Compensation Committee:

•	June 2020 - Evaluated the compensation arrangements for the Company’s executive and other officers against a comparable group of similar life sciences companies and its own proprietary data;

•	June 2020 - Evaluated the compensation arrangements for the members of the Company’s Board of Directors against a comparable group of similar life sciences companies and its own proprietary data; and

•

January – August 2020 - Assisted the Compensation Committee in developing the CEO Performance Award (discussed in more detail below and approved by our stockholders at our 2020 Annual Meeting of Stockholders held in October 2020).

With respect to the compensation decisions for our executive officers for 2020, including the option award granted and salary increase to our Chief Executive Officer in June 2020 and the option award granted to our then-current Chief Financial Officer in June 2020, the comparable group of life sciences companies consisted of the following companies, determined to: (i) generally have similar revenues as us; (ii) generally have similar market capitalization as us, (iii) generally have similar operating income as us, and (iv) generally have the same number of employees as us:

Adaptimmune Therapeutics PLC	Mersana Therapeutics, Inc.
Allogene Therapeutics, Inc.	Momenta Pharmaceuticals, Inc.
ChemoCentryx, Inc.	NantKwest, Inc.
Epizyme, Inc.	Novavax, Inc.
Fate Therapeutics, Inc.	Sage Therapeutics, Inc.
ImmunoGen, Inc.	Sangamo Therapeutics, Inc.
Inovio Pharmaceuticals, Inc.	Veracyte, Inc.
Karyopharm Therapeutics, Inc.	Vir Biotechnology, Inc.
MacroGenics, Inc.	Xencor, Inc.

In 2020, Compensia reviewed and advised the Compensation Committee on the matters described above.

In setting 2020 compensation, the Compensation Committee reviewed the competitive market analysis provided by Compensia in 2020 and compared each named executive officer’s base salary, target annual performance bonus and equity compensation value, separately and in the aggregate, to amounts paid to similarly-situated executives at our peer companies. The Compensation Committee believes that targeting compensation towards similarly situated executives at our peer companies helps achieve the compensation objectives described above. However, compensation for each named executive officer may vary from this range depending on other factors the Compensation Committee considers relevant, such as internal pay equity among our named executive officers or levels of authority, responsibility and experience of our named executive officers that exceed the norms for individuals holding comparably-titled positions at other companies.

With respect to the option award granted to our Chief Executive Officer by Scilex Holding Company in December 2020, the decision to grant such option was approved by the Scilex Compensation Committee, which was comprised solely of an independent director that was and is not on our Board or an officer or employee of our company. Dr. Ji has agreed to forego and relinquish the Ji Scilex Option to purchase 7,844,554 shares of Scilex Common Stock if it is not approved by our stockholders at the Annual Meeting (see Proposal 5).

Elements of Compensation

We evaluate individual executive performance with a goal of setting compensation at levels our Board or any applicable committee thereof believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.

The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to our positions and informative of the competitive environment. Compensation data for our peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

The amended and restated employment agreement between us and Dr. Ji, dated May 9, 2017, provides for an annual base salary for Dr. Ji of $600,000, as may be adjusted from time to time. Based on a review of Dr. Ji’s individual performance since joining us in 2006 and the competitive market base pay data for chief executive officers included in our peer group in the May 2018 Report, effective May 29, 2018, the Compensation Committee increased Dr. Ji’s annual base salary from $600,000 to $670,000 with retroactive effect to January 1, 2018. Dr. Ji’s salary was not adjusted, and remained $670,000, during 2019. In June 2020, after considering the competitive market analysis provided by Compensia in 2020, the Compensation Committee increased Dr. Ji’s annual base salary to $700,000, with retroactive effect to January 1, 2020.

The offer letter between us and Mr. Asghar, our Senior Vice President and Chief Financial Officer, dated April 24, 2019, provided for an annual base salary of $300,000, as may be adjusted from time to time. In October 2020, the Compensation Committee considered the competitive market analysis provided by Compensia in 2020 and increased Mr. Asghar’s annual base salary to $400,000, retroactive to August 18, 2020, the effective date of his promotion to the role of Senior Vice President and Chief Financial Officer.

The offer letter between us and Mr. Shao, our former Executive Vice President and Chief Financial Officer, dated March 15, 2018, provided for an annual base salary for Mr. Shao of $450,000, as could be adjusted from time to time. Mr. Shao’s salary was not adjusted, and remained $450,000 for all of 2020 through the termination of his employment in August 2020.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.

Bonuses

For 2020, Dr. Ji’s target annual bonus was equal to 80% of his annual salary, which the Compensation Committee set in June 2020 after considering the competitive market analysis provided by Compensia in 2020. Our offer letter with Mr. Asghar provided that Mr. Asghar’s annual target bonus was equal to 30% of his annual salary, which the Compensation Committee increased to 40% in October 2020 after considering the competitive market analysis provided by Compensia in 2020 and Mr. Asghar’s promotion in August 2020.

In August 2021, the Compensation Committee approved the 2020 annual cash bonuses for our executive officers. The 2020 cash bonus awarded to Dr. Ji was equal to 80% of his annual salary, which the Compensation Committee determined was appropriate in light of the increase in the scale of our business during 2020 and to recognize the tireless effort that Dr. Ji expended during 2020 in leading the Company’s development of its cancer, pain and COVID-19 pipelines, including the development and commercialization of our COVID-19 diagnostic products (COVISTIX, COVITRACE and COVITRACK) and the advancement of multiple therapeutic candidates into the clinic (COVIGUARD, COVI-AMG, COVIDROPS, COVI-MSC and Abivertinib). The 2020 cash bonus awarded to Mr. Asghar was equal to 40% of his annual salary, which the Compensation Committee determined was appropriate based on our position relative to our peer group and market trends, and in recognition of his outstanding performance and professional growth in his initial term as our Chief Financial Officer and his leadership within the finance group and the Company as a whole.

Equity-Based Incentives

Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive program intended to reward longer-term performance and to help align the interests of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plan has been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders.

When making equity-award decisions, the Compensation Committee considers market data, the grant size, the forms of long-term equity compensation available to it under our existing plans and the status of previously granted awards. The amount of equity incentive compensation granted reflects the executives’ expected contributions to our future success. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of our stock.

Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our named executive officers’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

The amounts awarded to the named executive officers are based on the Compensation Committee’s subjective determination of what is appropriate to incentivize the executives. Generally, the grants to named executive officers vest over: (i) a four-year period with 25% vesting on each anniversary of the grant date, or (ii) a four-year period with 1/4 of the shares vesting on the first anniversary of the applicable vesting commencement date, and 1/48 of the shares vesting thereafter on a monthly basis. All equity awards to our employees, including named executive officers, and to directors have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value of one share of common stock on the grant date.

In order to encourage a long-term perspective and to encourage key employees to remain with us, our stock options typically have annual vesting over a four-year period and a term of ten years. Generally, vesting ends upon termination of services and exercise rights of vested options cease three months after termination of services. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

In June 2020, the Compensation Committee determined to grant to Dr. Ji and Mr. Shao a long-term equity based incentive in the form of an option to purchase 1,500,000 shares of our common stock and 120,000 shares of our common stock, respectively. The Compensation Committee considered the competitive market analysis provided by Compensia in 2020 and other data, including the fact that no annual bonus had yet been awarded to Dr. Ji or Mr. Shao for 2019, in determining the number of options granted to Dr. Ji and Mr. Shao in June 2020. In November 2020, Mr. Asghar was granted a long-term equity based incentive in the form of option to purchase 120,000 shares of our common stock. This grant was made in connection with Mr. Asghar’s promotion to the role of Senior Vice President and Chief Financial Officer in August 2020 and the Compensation Committee also considered the competitive market analysis provided by Compensia in 2020 in determining the number of options granted to Mr. Asghar. It is our view that option-based awards best align with the interest of our stockholders.

In addition, in December 2020, Scilex Holding Company granted to Dr. Ji and Mr. Asghar an option to purchase 7,844,554 and 750,000 shares of its common stock, respectively. In determining the number of options to grant to Dr. Ji and Mr. Asghar, the Scilex Holding Company board and compensation committee considered recommendations by a third party compensation study. Dr. Ji’s option to purchase shares of Scilex Holding Company provides that Dr. Ji will forego and relinquish his right to receive the option if it is not approved by our stockholders. Our stockholders are considering the Scilex Holding Company option award grant to Dr. Ji at the Annual Meeting (see Proposal 5). The equity awards granted by us and Scilex Holding Company to our named executive officers in 2020 are set forth in the 2020 Summary Compensation Table and Grants of Plan-Based Awards During Fiscal Year 2020 table contained herein.

CEO Performance Award

On August 7, 2020, the Compensation Committee approved a grant to Dr. Ji of a 10-year CEO performance award tied solely to achieving market capitalization milestones (the “CEO Performance Award”) which was approved by our stockholders at the 2020 Annual Meeting of Stockholders held on October 16, 2020. The CEO Performance Award consists of a 10-year option to purchase an aggregate of 24,935,882 shares of our common stock, which was equal to 10% of our outstanding shares of common stock on the day prior to the date of grant, and vests in ten tranches. Each of the ten tranches vests only if a market capitalization milestone is achieved, which requires two market capitalization prongs to be met to achieve each milestone: (1) a six calendar month trailing average (based on trading days); and (2) a 30 calendar day trailing average (based on trading days). To meet the first market capitalization milestone, our current market capitalization must increase to $5.0 billion. For the next two milestones, our market capitalization must continue to increase in additional $2.0 billion increments. For the three milestones thereafter, our market capitalization must increase in additional $3.0 billion increments. For the next three milestones thereafter, our market capitalization must increase in additional $4.0 billion increments. For the final milestone, our market capitalization must increase by an additional $5.0 billion. Thus, for Dr. Ji to fully vest in the award, our market capitalization must increase to $35.0 billion. The exercise price per share subject to the CEO Performance Award is $17.30, which is a 20% premium to the closing sales price of our common stock on August 7, 2020, the date the CEO Performance Award was approved by the Compensation Committee.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market and local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits and, to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.

Timing of Equity Awards

Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at meetings of the Compensation Committee or pursuant to a unanimous written consent of the Compensation Committee. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.

Hedging Policy

Our Insider Trading and Window Period Policy prohibits our directors, officers and employees, and their family members, from engaging in hedging transactions involving our securities.

Consideration of Advisory Votes to Approve the Compensation of our Named Executive Officers

We value the opinions of our stockholders, including as expressed through advisory votes to approve the compensation of our named executive officers (“Say-on-Pay Votes”). In our most recent Say-On-Pay Vote, conducted at our 2018 Annual Meeting of Stockholders, held on August 24, 2018, our stockholders approved the compensation of our named executive officers on an advisory basis, with approximately 90% of the votes cast in favor of the fiscal 2017 compensation of our named executive officers. In setting fiscal 2019 compensation, we considered the outcome of the Say-on-Pay Vote during our 2018 Annual Meeting of Stockholders and will continue to consider the outcome of future Say-on-Pay Votes, as well as stockholder feedback received throughout the year, when making compensation decisions for our executive officers.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer and certain other specified officers in any taxable year. For tax years ending prior to December 31, 2017, compensation in excess of $1 million could only be deducted if it was “performance-based compensation” within the meaning of Section 162(m) of the Code or qualified for one of the other exemptions from the deduction limit. The exemption from Section 162(m) of the Code’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers (which now also includes our Chief Financial Officer) in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, while we are mindful of the benefit of the full deductibility of compensation, our Compensation Committee has not adopted a policy requiring that any or all compensation to be deductible. Our Compensation Committee may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee generally seek input from our Chief Executive Officer, Dr. Ji, when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works with Dr. Ji and our Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Ji nor any of our other executives participate in deliberations relating to his compensation.

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us for the following reasons:

•

We structure our compensation to consist of base salary, variable pay, equity-based pay and benefits. The base portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business measures. Our variable pay and equity-based pay programs are designed to reward both short- and long-term corporate performance. For short-term performance, our variable pay programs are designed to motivate employees to achieve overall goals. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. We believe that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•	Our bonus program has been structured around attainment of overall corporate goals for the past several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation awarded to, earned by or paid to each person who served as our principal executive officer at any time during fiscal year 2020 and each person who served as our principal financial officer at any time during fiscal year 2020 (collectively, the “named executive officers”). We did not have any other executive officers during fiscal year 2020.

Name and Principal Position	Year	Salary($)		Bonus ($)	Option Awards ($)(1)		All Other Compensation ($)(2)	Total($)
Henry Ji, Ph.D.	2020	1,141,000	(3)	560,000	162,598,028	(4)	51,406	164,350,434
Chairman of the Board, Chief	2019	781,400		—	7,320,203		12,790	8,114,393
Executive Officer and President	2018	670,000		—	3,832,500		—	4,502,500
Najjam Asghar	2020	318,371		160,000	1,520,628		33,321	2,032,320
Senior Vice President and	—	—		—	—		—	—
Chief Financial Officer(5)	—	—		—	—		—	—
Jiong Shao	2020	336,320		—	462,000	(7)	23,265	821,585
Former Executive Vice President	2019	450,000		—	776,220		6,174	1,232,394
and Former Chief Financial Officer(6)	2018	356,250		—	2,993,000		—	3,349,250

(1)

These amounts represent the aggregate grant date fair value of awards for grants of options to purchase shares of our common stock and, for 2019 and 2020, options to purchase shares of Scilex Holding, to the applicable named executive officer in the relevant fiscal year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 10 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts represent the aggregate grant date fair value of awards for grants of options and warrants to each named executive officer in the relevant fiscal year, computed in accordance with FASB ASC Topic 718.

(2)	Comprised of payments for executive disability benefits.
(3)

Comprised of $700,000 of salary paid by us and $441,000 of salary payable by Scilex Holding Company for Dr. Ji’s role as its Executive Chairperson. $139,250 of salary payable by Scilex Holding Company was approved by our stockholders at the 2020 Annual Meeting of Stockholders held on October 16, 2020. Dr. Ji has agreed to forego and relinquish his right to receive any of the additional $301,750 of salary payable from Scilex Holding Company in the event our stockholders do not approve such compensation at the Annual Meeting (see Proposal 5).

(4)

Includes $6,510,980 of grant date fair value attributable to the option to purchase 7,844,554 shares of common stock of Scilex Holding Company that Dr. Ji has agreed to forego and relinquish if it is not approved by our stockholders at the Annual Meeting (see Proposal 5). Also includes $150,317,148 of grant date fair value attributable to the CEO Performance Award, which was approved by our stockholders at our 2020 Annual Meeting of Stockholders held on October 16, 2020.

(5)	Mr. Asghar was promoted to the role of Senior Vice President and Chief Financial Officer for the Company in August 2020.

(6)     Mr. Shao’s employment with the Company commenced in March 2018 and terminated in August 2020.

(7)     The option was forfeited in August 2020 upon the termination of Mr. Shao’s employment with the Company as no shares subject to the option had vested as of such date.

Pay Ratio Disclosure

We are a clinical stage and commercial biopharmaceutical company focused on delivering innovative and clinically meaningful therapies to patients and their families to address unmet medical needs. At our core, we are antibody-centric and leverage our proprietary G-MAB™ library and targeted delivery modalities to generate the next generation of cancer therapeutics. These modalities include proprietary chimeric antigen receptor T-cell therapy, dimeric antigen receptor T-cell therapy, antibody drug conjugates as well as bispecific antibody approaches. We also have programs assessing the use of our technologies and products in autoimmune, inflammatory, viral and neurodegenerative diseases. Outside of immuno-oncology programs, as part of our global aim to provide a wide range of therapeutic and diagnostic products to meet underserved markets, we have made investments in non-opioid pain management and are currently conducting preclinical and clinical development of multiple therapeutic, vaccine and diagnostic product candidates utilizing our in-house, or in-licensed, proprietary platforms for the potential treatment, prevention and detection of COVID-19 and SARS-CoV-2. As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of all our employees (other than our CEO) and the annual total compensation of Henry Ji, Ph.D., our Chairman of the Board, Chief Executive Officer and President (our “CEO”). Neither the Compensation Committee nor our management used our CEO pay ratio measure in making compensation decisions.

CEO Pay Ratio for 2020

•	The median of the annual total compensation of all our employees, excluding our CEO, was $122,147;
•	The annual total compensation of our CEO, as set forth in the 2020 Summary Compensation Table, was $164,350,434; and
•

The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 1,346 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Methodology

For purposes of calculating the pay ratio for 2019, we used as our median employee the same individual that we originally identified as our median employee for 2018 because there was no change to our employee population or compensation arrangements that we reasonably believed would significantly impact our pay ratio disclosure. However, in 2020 there was a change in circumstances of the employee identified as the median employee for 2018 as that individual terminated their employment with us. Accordingly, as permitted by SEC rules, we have elected to use another employee, whose 2018 compensation was substantially similar to the original median employee’s 2018 compensation based on the same consistently applied compensation measure used to select the original median employee, as our median employee for 2020.

The methodology used to identify the employee with compensation at the median of the annual total compensation of all our employees was based on the following:

▪

In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries as of December 31, 2018, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

▪

To identify our median employee, we chose to use annual base pay as our consistently-applied compensation measure, which we calculated as of December 31, 2018 for the 12-month period from January 1, 2018 through December 31, 2018. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2018 for hourly employees and actual salary paid for our remaining employees.

▪

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2018. For permanent employees hired during 2018, we annualized their salary or base pay as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.

Calculation

Using the aforementioned methodology, the individual identified as the median employee from our 2020 employee population had actual earnings consisting of base pay, an annual bonus payment, an equity award, reimbursement for declining medical benefit payments on his behalf and a Section 401(k) employer matching contribution in the total amount of $122,147 for 2020.

The 2020 annual total compensation as determined under Item 402 of Regulation S-K for our CEO, as set forth in the 2020 Summary Compensation Table above, was $164,350,434. As approved by our stockholders at our 2020 Annual Meeting of Stockholders and reflected in the “Option Awards” column of our 2020 Summary Compensation Table, during 2020 Dr. Ji was granted the CEO Performance Award with a grant date fair value of $150,317,148. The CEO Performance Award consists of a 10-year option to purchase an aggregate of 24,935,882 shares of our common stock, which was equal to 10% of our outstanding shares of common stock on the day prior to the date of grant, and vests in ten tranches. Each of the ten tranches vests only if a market capitalization milestone is achieved, which requires two market capitalization prongs to be met to achieve each milestone: (1) a six calendar month trailing average (based on trading days); and (2) a 30 calendar day trailing average (based on trading days). To meet the first market capitalization milestone, our current market capitalization must increase to $5.0 billion. For the next two milestones, our market capitalization must continue to increase in additional $2.0 billion increments. For the three milestones thereafter, our market capitalization must increase in additional $3.0 billion increments. For the next three milestones thereafter, our market capitalization must increase in additional $4.0 billion increments. For the final milestone, our market capitalization must increase by an additional $5.0 billion. Thus, for Dr. Ji to fully vest in the award, our market capitalization must increase to $35.0 billion. The exercise price per share subject to the CEO Performance Award is $17.30, which is a 20% premium to the closing sales price of our common stock on August 7, 2020, the date the CEO Performance Award was approved by the Compensation Committee. If this one-time award were removed from Dr. Ji’s compensation as set forth in the 2020 Summary Compensation Table, his annual total compensation for 2020 would be $14,033,286 and the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees would be 115 to 1.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2020

The following table shows for fiscal year 2020, certain information regarding grants of plan-based awards to our named executive officers:

Named Executive Officer(1)	Grant Date		Date of Board/Compensation Committee Approval	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price Per Share ($ / Share)	Grant Date Fair Value of Option Awards ($)(1)
Henry Ji, Ph.D.	10/16/2020	(2)	8/7/2020	24,935,882	17.30	150,317,148
	6/15/2020		6/15/2020	1,500,000	4.89	5,769,900
	12/21/2020	(3)(4)	12/21/2020	7,844,554	1.16	6,510,980
Najjam Asghar(5)	6/15/2020		6/15/2020	80,000	4.89	307,728
	11/12/2020		11/12/2020	120,000	6.10	590,400
	12/21/2020	(3)	12/21/2020	750,000	1.16	622,500
Jiong Shao(6)	6/15/2020	(7)	6/15/2020	120,000	4.89	462,000

(1)

The amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate grant date fair value of the stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining the amounts are described in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.

(2)

Reflects the CEO Performance Award, which is intended to compensate Dr. Ji over its 10-year maximum term and will vest only if certain pre-established market capitalization milestones are achieved, which requires two market capitalization prongs to be met to achieve each milestone: (1) a six calendar month trailing average (based on trading days); and (2) a 30 calendar day trailing average (based on trading days).  For the first tranche to vest, Sorrento’s market capitalization has to increase to $5 billion.  For the next two tranches to vest, Sorrento must increase its market capitalization in additional $2 billion increments, then by increments of $3 billion for the three tranches after that, then by increments of $4 billion for the next three tranches and a final increment of $5 billion for the final tranche—up to a total market capitalization of $35 billion.  For each tranche that is achieved, Dr. Ji will vest and earn the right to exercise the option for that number of shares of Sorrento common stock that corresponds to approximately 1% of Sorrento’s total outstanding shares, calculated as of August 6, 2020. The option, to the extent vested, will be exercisable until August 7, 2030 (ten years from the date of grant). The CEO Performance Award was approved by our stockholders at the 2020 Annual Meeting of Stockholders held on October 16, 2020.

(3)	Represents options granted by our subsidiary, Scilex Holding.
(4)	Dr. Ji has agreed to forego and relinquish this option award if it is not approved by our stockholders at the Annual Meeting (see Proposal 5).
(5)	Mr. Asghar was promoted to the role of Senior Vice President and Chief Financial Officer for the Company in August 2020.
(6)	Mr. Shao’s employment with the Company terminated in August 2020.
(7)	The option was forfeited in August 2020 upon the termination of Mr. Shao’s employment with the Company as no shares subject to the option had vested as of such date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2020.

Except for the options set forth in the table below, no other equity awards were held by any our named executive officers as of December 31, 2020:

	Option Award
Name	Option Grant Date		Date of Board/Compensation Committee Approval	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Earned Options(#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date
Henry Ji, Ph.D.	2/6/2012	(2)	2/6/2012	1/1/2012	10,000	—	4.00	2/6/2022
	10/29/2013	(3)	10/29/2013	10/1/2013	101,000	—	8.40	10/29/2023
	10/7/2014	(3)	10/7/2014	10/7/2014	100,000	—	4.32	10/7/2024
	2/24/2015	(4)	2/24/2015	2/24/2015	80,000	—	12.78	2/24/2025
	2/24/2015	(3)	2/24/2015	2/24/2015	80,000	—	12.78	2/24/2025
	3/11/2016	(3)	3/11/2016	3/11/2016	100,000	—	5.79	3/11/2026
	8/12/2016	(3)	8/12/2016	8/12/2016	300,000	—	6.52	8/12/2026
	9/14/2017	(3)	9/14/2017	9/14/2017	609,375	140,625	1.80	9/14/2027
	5/17/2018	(3)	5/17/2018	5/17/2018	484,375	265,625	7.20	5/17/2028
	4/14/2019	(3)	4/19/2019	4/14/2019	625,000	875,000	3.78	4/14/2029
	8/14/2019	(3)(6)	6/6/2019	3/18/2019	1,319,785	1,696,867	1.16	6/6/2029
	6/15/2020	(3)	6/15/2020	6/15/2020	—	1,500,000	4.89	6/15/2030
	10/16/2020	(5)	8/7/2020	8/7/2020	—	24,935,882	17.30	8/7/2030
	12/21/2020	(3)(6)(7)	12/21/2020	12/21/2020	—	7,844,554	1.16	12/21/2030
Najjam Asghar	11/29/2019	(3)	11/29/2019	11/29/2019	13,542	36,458	2.92	11/29/2029
	12/6/2019	(3)	12/6/2019	12/6/2019	12,500	37,500	3.52	12/6/2029
	6/15/2020	(3)(6)	6/15/2020	6/15/2020	—	80,000	4.89	6/15/2020
	11/12/2020	(3)	10/23/2020	8/18/2020	—	120,000	6.10	11/12/2030
	12/21/2020	(3)(6)	12/21/2020	12/21/2020	—	750,000	1.16	12/21/2030
Jiong Shao	3/16/2018	(3)	2/28/2018	3/16/2018	90,833	—	7.75	1/14/2021
	11/26/2018	(3)	11/26/2018	11/26/2018	41,667	—	3.57	1/14/2021
	4/14/2019	(3)	4/19/2019	4/14/2019	66,667	—	3.78	1/14/2021

(1)	Represents the fair market value of a share of our common stock, as determined by the Board, on the option’s grant date.
(2)	Shares subject to the option vested 25% on each one year anniversary of the Vesting Commencement Date.
(3)

Shares subject to the option vest and become exercisable over a four-year period, with 1/4 of the shares vesting on the first anniversary of the Vesting Commencement Date, and 1/48 of the shares vesting following each one-month period of the participant’s continued employment or service with the Company thereafter.

(4)

62.5% of the shares subject to the option vested over a four-year period, with 1/4 of the shares vesting on the first anniversary of the Vesting Commencement Date, and 1/48 of the shares vesting following each one-month period of the participant’s continued employment or service with the Company thereafter. The remaining 37.5% of the shares subject to the option vested upon the consummation of a certain strategic transaction.

(5)

Reflects the CEO Performance Award, which is intended to compensate Dr. Ji over its 10-year maximum term and will vest only if certain pre-established market capitalization milestones are achieved, which requires two market capitalization prongs to be met to achieve each milestone: (1) a six calendar month trailing average (based on trading days); and (2) a 30 calendar day trailing average (based on trading days).  For the first tranche to vest, Sorrento’s market capitalization has to increase to $5 billion.  For the next two tranches to vest, Sorrento must increase its market capitalization in additional $2 billion increments, then by increments of $3 billion for the three tranches after that, then by increments of $4 billion for the next three tranches and a final increment of $5 billion for the final tranche—up to a total market capitalization of $35 billion.  For each tranche that is achieved, Dr. Ji will vest and earn the right to exercise the option for that number of shares of Sorrento common stock that corresponds to approximately 1% of Sorrento’s total outstanding shares, calculated as of August 6, 2020. The option, to the extent vested, will be exercisable until August 7, 2030 (ten years from the date of grant). The CEO Performance Award was approved by our stockholders at the 2020 Annual Meeting of Stockholders held on October 16, 2020.

(6)	Represents options granted by our subsidiary, Scilex Holding.
(7)	Dr. Ji has agreed to forego and relinquish this option award if it is not approved by our stockholders at the Annual Meeting (see Proposal 5).

OPTION EXERCISES AND STOCK VESTED

There were no stock options exercised by our named executive officers during the fiscal year ended December 31, 2020.

PENSION BENEFITS, NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION

No pension benefits were paid to any of our named executive officers during fiscal 2020. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.

Employment, Severance, Separation and Change in Control Agreements

Chief Executive Officer Amended and Restated Employment Agreement

On May 9, 2017, we entered into an Amended and Restated Employment Agreement (the “Restated Agreement”) with Dr. Ji. Pursuant to the Restated Agreement, Dr. Henry Ji will continue to serve as our President and Chief Executive Officer for an initial term of three years commencing on May 9, 2017. Following this initial three year term, the Restated Agreement shall renew automatically for additional 12 month terms unless either we or Dr. Ji provide written notice of non-renewal at least three months in advance of the expiration of the then-current term. The Restated Agreement supersedes and replaces a prior employment agreement with Dr. Ji, dated September 21, 2012, as amended on October 18, 2012.

Pursuant to the Restated Agreement, Dr. Ji shall (i) receive an annual base salary (the “Annual Base Salary”) of $600,000, as may be adjusted from time to time; (ii) be eligible to participate in an annual incentive program, with a target annual bonus incentive equal to 55% of his then-current Annual Base Salary (the “Annual Bonus”); and (iii) receive employee benefits, paid personal leave and expense reimbursement in accordance with our policies. In addition, Dr. Ji’s performance will be reviewed by the Board at least annually, and his Annual Base Salary, target Annual Bonus and any other compensation will be subject to adjustment by the Board, provided that Dr. Ji’s Annual Base Salary and target Annual Bonus may not be adjusted downward.

Pursuant to the Restated Agreement, we have the right to terminate Dr. Ji’s employment at any time with or without “cause” (as defined in the Restated Agreement). In addition, Dr. Ji may resign with or without “good reason” (as defined in the Restated Agreement) upon thirty days’ written notice to us. Under each such circumstance, Dr. Ji will be entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements, including any 401(k), profit sharing or pension plan (collectively, the “Termination Payments”).

In the event that Dr. Ji’s employment is terminated by us without “cause” or by our non-renewal of the term of the Restated Agreement, or by Dr. Ji for “good reason,” in either case outside of a Change of Control Window (as defined below), then, subject to Dr. Ji’s timely execution and non-revocation of a release in favor of us, Dr. Ji will be entitled to receive the following: (i) the Termination Payments; (ii) an amount equal to his then-current Annual Base Salary, payable in a lump sum; (iii) an amount equal to his pro-rata then-current target Annual Bonus, payable in a lump sum; (iv) 12 months of health insurance benefits for Dr. Ji and for his eligible dependents who were covered under our health insurance plans as of the date his employment was terminated; and (v) one year of accelerated vesting of Dr. Ji’s then-outstanding awards of equity compensation, with performance-criteria deemed satisfied at target.

If Dr. Ji’s employment is terminated without “cause” or by our non-renewal of the term of the Restated Agreement, or by Dr. Ji for “good reason,” in either case during the period commencing three months prior to a Change of Control and ending 12 months after a Change of Control (as defined in the Restated Agreement) (the “Change of Control Window”), then, subject to Dr. Ji’s timely execution and non-revocation of a release in favor of us, Dr. Ji will be entitled to receive the following: (i) the Termination Payments; (ii) an amount equal to twice his then-current Annual Base Salary, payable in a lump sum; (iii) an amount equal to twice his pro-rata then-current target Annual Bonus, payable in a lump sum; (iv) 24 months of health insurance benefits for Dr. Ji and for his eligible dependents who were covered under our health insurance plans as of the date his employment was terminated; and (v) accelerated vesting of Dr. Ji’s then-outstanding awards of equity compensation, with performance-criteria deemed satisfied target.

The CEO Performance Award does not provide for automatic acceleration of vesting upon a change in control event; however, in the event of a change of control, the achievement of the market capitalization milestones will be based on our market capitalization determined by the product of the total number of outstanding shares of our common stock immediately before the change of control multiplied by the per share price (plus the per share value of any other consideration) received by our stockholders in the change of control. Any portion of the CEO Performance Award that does not vest in accordance with the above will be forfeited automatically as of immediately prior to the effective time of the change of control and never shall become vested.

Chief Financial Officer Change of Control Severance Agreement

Mr. Asghar’s annualized salary is currently $400,000 and he is currently eligible to receive an annual performance bonus of up to 40% of his base salary for fiscal year 2020. His salary and performance bonus percentage may be adjusted in the future at the discretion of the Compensation Committee. Mr. Asghar’s employment is on an “at will” basis.

On November 5, 2020, we entered into a Change of Control and Severance Agreement (the “Severance Agreement”) with Mr. Asghar. Pursuant to the Severance Agreement, if Mr. Asghar’s employment is terminated without “cause” or by Mr. Asghar for “good reason,” in either case during the period commencing three months prior to a Change of Control (as defined in the Severance Agreement) and ending 12 months after a Change of Control, then, subject to Mr. Asghar’s timely execution and non-revocation of a release in favor of us, Mr. Asghar will be entitled to receive the following: (i) an amount equal to his then-current annual base salary, payable in a lump sum; (ii) an amount equal to his then-current target annual bonus, payable in a lump sum; (iii) 12 months of health insurance benefits for Mr. Asghar and for his eligible dependents who were covered under the Company’s health insurance plans as of the date his employment was terminated; and (iv) accelerated vesting of Mr. Asghar’s then-outstanding awards of equity compensation, with performance-criteria, if any, deemed satisfied at target.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Other than the provisions of the executive severance benefits to which our named executive officers would be entitled to at December 31, 2020 (the last trading day of the year) as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.

The tables below estimate the current value of amounts payable to our named executive officers that were serving as such as of the end of December 31, 2020 in the event that a termination of employment occurred on December 31, 2020 (the last trading day of the year). The closing price of our common stock, as reported on the Nasdaq Capital Market, was $6.82 on December 31, 2020. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer’s qualifying separation from the Company.

Henry Ji, Ph.D.

	By Sorrento Without Cause or by Dr. Ji for Good Reason or Sorrento’s Non- Renewal Outside of Change of Control Window		By Sorrento Without Cause or by Dr. Ji for Good Reason or Sorrento’s Non- Renewal During Change of Control Window
Cash Payments	919,229		1,562,800
Continuation of Benefits	51,406		53,718
Value of Option Shares Accelerated	2,936,953	(1)	6,273,516	(2)
Total Cash Benefits and Payments	$3,907,588		$7,890,034

(1)

Consists of the value of one year of vesting of the in-the-money stock options held by Dr. Ji as of December 31, 2020, the vesting of which would be accelerated. The CEO Performance Award was not in-the-money as of December 31, 2020.

(2)

Consists of the value of 100% of the in-the-money stock options held by Dr. Ji as of December 31, 2020, the vesting of which would be accelerated. The CEO Performance Award was not in-the-money as of December 31, 2020.

Najjam Asghar

	By Sorrento Without Cause or by Mr. Asghar for Good Reason During Change of Control Window
Cash Payments	318,371
Continuation of Benefits	16,874
Value of Option Shares Accelerated	508,106	(1)
Total Cash Benefits and Payments	$843,351

(1)	Consists of the value of 100% of the in-the-money stock options held by Mr. Asghar as of December 31, 2020, the vesting of which would be accelerated.

DIRECTOR COMPENSATION

The following table sets forth summary information concerning the total compensation paid to our non-executive officer directors in 2020 for services to our company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Dorman Followwill	99,250	384,660		—		483,910
Kim D. Janda, Ph.D.	85,000	2,104,380	(2)	148,425	(3)	2,337,805
Edgar Lee(4)	43,542	384,660		—		428,202
David Lemus	80,000	384,660		—		464,660
Jaisim Shah	55,000	2,389,110	(5)	557,000	(6)	3,001,110
Dr. Robin L. Smith(7)	55,000	384,660		—		439,660
Yue Alexander Wu, Ph.D.	93,750	384,660		—		478,410

(1)

These amounts represent the aggregate grant date fair value of awards for grants of options to each listed director for the fiscal year ended December 31, 2019, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended December 31, 2020. The value as of the grant date for stock options is recognized over the number of months of service required for the stock option to vest in full. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 10 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. As of December 31, 2020, our non-employee directors held options to purchase the following number of shares of our common stock: Mr. Followwill – 240,000; Dr. Janda – 514,400; Mr. Lemus – 240,000; Mr. Shah – 545,000; Dr. Smith – 175,000; and Dr. Wu – 275,000.

(2)

Includes $1,719,720 of grant date fair value attributable to the option to purchase 150,000 shares of our common stock that was granted to Dr. Janda in connection with non-employee consulting services provided to the Company.

(3)	Consists of fees earned by Dr. Janda for non-employee consulting services provided to the Company.
(4)	Mr. Lee’s service on the Board ceased when his term expired on October 16, 2020.
(5)	Includes $2,004,450 of the grant date fair value of an option to purchase 2,415,000 shares of common stock of Scilex Holding that was granted to Mr. Shah by Scilex Holding on December 21, 2020.
(6)	Comprised solely of salary paid by Scilex Holding to Mr. Shah in connection with his service as President and Chief Executive Officer of Scilex Holding.
(7)	Dr. Smith’s service on the Board will cease when her current term expires at the Annual Meeting.

Outside Director Compensation Policy

Our outside director compensation policy as in effect throughout 2020 provided that each non-executive director received a $55,000 annual cash retainer, with the amount being increased to $78,000 for any Lead Director and $100,000 for any Board chairperson. Further, the chairperson of each of our Audit, Compensation and Transaction Committees received an additional annual cash retainer of $25,000. Other members of our Audit, Compensation and Transaction Committees received an additional cash retainer of $10,000. In addition, each non-executive director received an annual grant of a stock option to purchase 100,000 (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions) shares of common stock, which vests monthly over a period of 12 months from the date of grant, subject to continued service through each vesting date. Additionally, we reimburse each outside director for reasonable travel expenses related to such director’s attendance at Board and committee meetings.

Other Compensation

We intend to provide benefits and perquisites for our named executive officers at levels comparable to those provided to other executive officers in our industry. Our Board or any applicable committee thereof, in its discretion, may revise, amend or add to the benefits and perquisites of any named executive officer as it deems it advisable and in the best interest of the Company and our stockholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board has followed the following standards: (i) all related party transactions must be fair and reasonable and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.

Transactions with Related Persons

The following is a description of transactions or series of transactions since January 1, 2020, or any currently proposed transaction, to which we have been a party, in which the amount involved in the transaction or series of transactions exceeds $120,000 and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Employment Agreements” above.

Dr. Janda Consulting Agreement

On July 15, 2020, we entered into a consulting agreement with Kim Janda, Ph.D., a member of our Board, pursuant to which Dr. Janda will provide consulting and advisory services in exchange for (i) a one-time fee of $250,000, which is payable at a rate of 1/12th per month over twelve months, and (ii) an option to purchase up to 150,000 shares of our common stock, which was granted on August 7, 2020 and vests at a rate of 1/48th per month commencing on July 15, 2020. Dr. Janda is a member of our Board.

Pulsar Therapeutics, Inc. License Agreement

On May 13, 2020, we entered into a license agreement with Pulsar Therapeutics, Inc. (“Pulsar”), pursuant to which we licensed Pulsar’s nanoparticle technology for vaccine and antibody uses in exchange for a cash payment, certain royalties of net sales, a sublicense fee and an investment by the Company in Pulsar through the transfer of 1.0 million shares of our common stock in exchange for a 5.0% equity interest in Pulsar. As of the date of the investment, Henry Ji, Ph.D., a member of our Board and our Chief Executive Officer and President, was a director and chairperson of the board of directors of Pulsar and owned approximately 45.0% of Pulsar’s outstanding shares, and Jaisim Shah, a member of our Board, owned approximately 5.0% of Pulsar’s outstanding shares.

Cytimm Therapeutics, Inc. Equity Interest

On May 15, 2020, we acquired a 50% equity interest in Cytimm Therapeutics, Inc. (“Cytimm”) in exchange for an investment of $2.5 million by the Company. As of the date of the acquisition, Henry Ji, Ph.D., a member of our Board and our Chief Executive Officer and President, was a director, the chairperson of the board of directors and a stockholder of Cytimm.

Semnur Pharmaceuticals, Inc. Acquisition

On March 18, 2019, we, for limited purposes, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Semnur, Scilex Holding, Sigma Merger Sub, Inc., the prior wholly owned subsidiary of Scilex Holding (“Merger Sub”), and Fortis Advisors LLC, solely as representative of the holders of Semnur equity (the “Equityholders’ Representative”). Pursuant to the Merger Agreement, Merger Sub merged with and into Semnur (the “Merger”), with Semnur surviving as a wholly owned subsidiary of Scilex Holding and thereby Scilex Holding acquired Semnur’s SEMDEXATM (SP-102) technology for consideration valued at approximately $70.0 million, excluding contingent consideration, transaction costs of $3.1 million and liabilities assumed of $4.2 million, which was allocated based on the relative fair value of the assets acquired. The $70.0 million of consideration consisted of approximately $15.0 million in cash and shares of Scilex Holding valued at approximately $55.0 million (the “Stock Consideration”). Following the issuance of the Stock Consideration, the Company’s ownership in Scilex Holding was diluted to approximately 58% of Scilex Holding’s issued and outstanding capital stock.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions contained therein, Scilex Holding also agreed to pay the Semnur Equityholders up to $280.0 million in aggregate contingent cash consideration based on the achievement of certain milestones, which is comprised of a $40.0 million payment that will be due upon obtaining the first approval of a New Drug Application of a Semnur product by the U.S. Food and Drug Administration (the “FDA”) and additional payments that will be due upon the achievement of certain amounts of net sales of Semnur products as follows: (a) a $20.0 million payment upon the achievement of $100.0 million in cumulative net sales of a Semnur product, (b) a $20.0 million payment upon the achievement of $250.0 million in cumulative net sales of a Semnur product, (c) a $50.0 million payment upon the achievement of $500.0 million in cumulative net sales of a Semnur product, and (d) a $150.0 million payment upon the achievement of $750.0 million in cumulative net sales of a Semnur product.

In March 2019, we also entered into an Exchange and Registration Rights Agreement (the “Exchange Agreement”) with the Semnur Equityholders. Pursuant to the Exchange Agreement, if within 18 months of the closing of the Merger, 100% of the outstanding equity of Scilex Holding had not been acquired by a third party or Scilex Holding had not entered into a definitive agreement with respect to, or otherwise consummated, a firmly underwritten offering of Scilex Holding’s capital stock that meets certain requirements and includes the Stock Consideration, then the Semnur Equityholders could collectively elect to exchange, during the 60-day period commencing the date that is the 18 month anniversary of the closing of the Merger, the Stock Consideration for shares of our common stock with a value of $55.0 million (the “Semnur Share Exchange”) based on a price per share of our common stock equal to the greater of (a) the 30-day trailing volume weighted average price of one share of our common stock as reported on the Nasdaq Capital Market as of the consummation of the Semnur Share Exchange and (b) $5.55 (subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction) (the “Exchange Price”). On September 28, 2020, we entered into an amendment to the Exchange Agreement to, among other things, provide that if we received notice from the Semnur Equityholders that they will proceed with the Semnur Share Exchange (the “Exchange Notice”), we could, in our sole discretion, elect, within seven days of receipt of the Exchange Notice, to exchange all the Stock Consideration and the rights to receive cash from Scilex Holding held by the Semnur Equityholders for an amount in cash equal to $55.0 million, in lieu of issuing $55.0 million of shares of our common stock at the Exchange Price. On September 28, 2020, the Semnur Equityholders delivered the Exchange Notice to us. On October 5, 2020, we notified the Semnur Equityholders of our election to pay cash, and paid $55.0 million in cash to the Semnur Equityholders and effectuated the Semnur Share Exchange on October 9, 2020.

Jaisim Shah, a member of our Board of Directors, was Semnur’s Chief Executive Officer, a member of its Board of Directors and a stockholder of Semnur prior to the acquisition transaction.

Mahendra Shah Assignment Agreement

Semnur is party to an Assignment Agreement with Shah Investor LP, pursuant to which Shah Investor LP assigned certain intellectual property to Semnur and Semnur agreed to pay Shah Investor LP a contingent quarterly royalty in the low-single digits based on quarterly net sales of any pharmaceutical formulations for local delivery of steroids by injection developed using such intellectual property, which would include SEMDEXA. Mahendra Shah, Ph.D., who served on the board of directors of Scilex Holding from March 2019 to October 2020, is the managing partner of Shah Investor LP.

ITOCHU Product Development Agreement

As of December 31, 2020, approximately 14.7% of the outstanding capital stock of Scilex Holding represented a noncontrolling interest that was held by ITOCHU CHEMICAL FRONTIER Corporation. Scilex Pharma has entered into a product development agreement with ITOCHU CHEMICAL FRONTIER Corporation, which serves as the sole manufacturer and supplier to Scilex Pharma for ZTlido® (lidocaine topical system 1.8%). During the year ended December 31, 2020, Scilex Pharma purchased approximately $1.0 million of inventory from ITOCHU CHEMICAL FRONTIER Corporation.

Oaktree Term Loan Agreement

On November 7, 2018, we and certain of our domestic subsidiaries (the “Guarantors”) entered into that certain Term Loan Agreement, dated as of November 7, 2018, by and among the Company, the Guarantors, certain funds affiliated with Oaktree Capital Management, L.P. (“Oaktree” and such funds, the “Lenders”) and the Oaktree Fund Administration, LLC, as administrative and collateral agent (the “Agent”), as administrative and collateral agent (the “Original Loan Agreement”), for an initial term loan of $100.0 million on November 7, 2018 (the “Initial Loan”) and a second tranche of $50.0 million, subject to the achievement of certain commercial and financial milestones between August 7, 2019 and November 7, 2019 and the satisfaction of certain customary conditions (the “Conditional Loan”). In connection with the Original Loan Agreement, we and the Guarantors entered into a Collateral Agreement with the Agent (the “Collateral Agreement”). The Collateral Agreement provided that the Initial Loan and the Conditional Loan were secured by substantially all of our and the Guarantors’ assets and a pledge of 100% of the equity interests in other entities that each of us and the Guarantors held (subject to certain exceptions and other than equity interests held by us or a Guarantor in certain foreign subsidiaries, which is limited to 65% of such voting equity interests).

In connection with the Original Loan Agreement, on November 7, 2018, we issued to the Lenders warrants to purchase 6,288,985 shares of the Company’s common stock (the “Initial Warrants”). The Initial Warrants have an exercise price per share of $3.28, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, are exercisable from May 7, 2019 through May 7, 2029 and are exercisable solely on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Initial Warrants, in which case the Initial Warrants shall also be exercisable on a cashless exercise basis.

On May 3, 2019, we, the Guarantors and the Lenders and the Agent entered into an amendment (the “First Amendment” and, the Original Loan Agreement, as amended by the First Amendment, the “Loan Agreement”). Under the terms of the First Amendment, among other things, on May 3, 2019, the Lenders loaned to us $20.0 million of the Conditional Loan in the form an additional term loan of $20.0 million on May 3, 2019 (the “Early Conditional Loan”, and together, with the Initial Loan, the “Term Loans”), notwithstanding that the commercial and financial milestones had not occurred. The Initial Loan was set to mature on November 7, 2023. The Early Conditional Loan was set to mature on May 3, 2020. The Term Loans may be prepaid by us, in whole or in part at any time, subject to a prepayment fee. Upon any prepayment or repayment of all or a portion of the Term Loans, we had agreed to pay the Lenders an exit fee equal to 1.25% of the principal amount paid or prepaid amounting to approximately $1.5 million. The Loan Agreement provided that, in the event of an optional prepayment of all or any portion of the Term Loans prior to November 7, 2021, we would be obligated to pay a prepayment fee in an amount equal to the amount of interest that would have been paid on the principal amount of the Term Loans being prepaid for the period from and including the date of such prepayment to, but excluding, November 7, 2021, based on the interest rate in effect on the date of any such prepayment (the “Make-Whole Payment”), plus 3% of the principal amount of the Term Loans being so prepaid.

In connection with the First Amendment, on May 3, 2019, we issued to the Lenders warrants to purchase an aggregate of 1,333,304 shares of our common stock (the “2019 Warrants”). The 2019 Warrants have an exercise price per share of $3.94, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, are exercisable from November 3, 2019 through November 3, 2029 and are exercisable solely on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the 2019 Warrants, in which case the 2019 Warrants shall also be exercisable on a cashless exercise basis.

We paid Oaktree an annual fee of $100,000 for certain advisory services provided to our Board and an annual fee of $100,000 for certain advisory services provided to the Board of Directors of Scilex Holding.

On December 6, 2019, we, the Guarantors, the Lenders and the Agent entered into an amendment (the “Second Amendment”) to the Loan Agreement. Under the terms of the Second Amendment, the Lenders agreed that, in the event of an optional prepayment of all or any portion of the Term Loans on or prior to March 31, 2020, the prepayment fee would be equal to 3% of the principal amount of the Term Loans being prepaid, and we would not be required to pay any Make-Whole Payment. Pursuant to the Second Amendment, we also agreed to certain financial milestones and to fund and maintain, in a blocked liquidity account, an amount equal to (i) $2.5 million, or (ii) $20.0 million upon the achievement by us of certain financial milestones; provided, that the amount required to be maintained in the blocked liquidity account was $10.0 million if we made an optional prepayment of at least $50.0 million in principal amount of the Term Loans on or prior to March 31, 2020.

In connection with the Second Amendment, on December 6, 2019, we paid the Lenders certain fees of $1.2 million in the aggregate and issued to the Lenders warrants to purchase an aggregate of 2,000,000 shares of the Company’s common stock (the “Warrants”). The Warrants have an exercise price per share of $3.26, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will be exercisable from June 6, 2020 through June 6, 2030 and will be exercisable solely on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrants (the “Warrant Shares”), in which case the Warrants shall also be exercisable on a cashless exercise basis.

In connection with the Second Amendment, on December 6, 2019, we and the Lenders entered into an amendment (the “RRA Amendment” and, together with the Amendment and the Warrants, the “Transaction Documents”) to that certain Registration Rights Agreement, dated as of November 7, 2018, as amended by that certain Amendment No. 1 to the Registration Rights Agreement, dated as of May 3, 2019, by and among us and the persons party thereto. Under the terms of the RRA Amendment, we agreed to file one or more registration statements with the SEC for the purpose of registering for resale the Warrant Shares by no later than the 45th day following the issuance of the Warrants.

In connection with the Second Amendment, on December 6, 2019, we and Oaktree entered into a letter agreement (the “Letter Agreement”) pursuant to which we agreed that our Board would increase the number of members of our Board and, subject to the satisfaction of certain conditions, appoint Mr. Edgar Lee as a member of our Board. We also agreed that our Board would nominate Mr. Lee as a director at the 2020 Annual Meeting of Stockholders and at each subsequent annual meeting during the term of the Letter Agreement. In the event that Mr. Lee resigned as a director or otherwise refused or was unable to serve as a director during the term of the Letter Agreement, Oaktree could designate a replacement director who would be independent of Oaktree, considered an independent director under the listing rules of The Nasdaq Stock Market LLC, is mutually agreed upon in writing by us and Oaktree and had a comparable amount of business experience to Mr. Lee. The Letter Agreement provided that it would terminate if, at any time, the aggregate principal amount of the Term Loans held by funds associated with Oaktree is $70.0 million or less. Mr. Lee served on the Board from December 2019 to October 2020.

Mr. Lee was a Managing Director at Oaktree, which is the manager of each of the Lenders, during each of the above transactions. In addition, Oaktree is the parent of OCM Investments LLC, which is the investment manager of each of the Lenders. Mr. Lee was the Chairman of the Board of Directors, Chief Executive Officer and Chief Investment Officer of Oaktree Strategic Income II, Inc., which is one of the Lenders, during each of the above transactions. Mr. Lee was the Chief Executive Officer and Chief Investment Officer for Oaktree Specialty Lending Corporation, which is the sole owner and managing member of OCSL SRNE, LLC, which is one of the Lenders, during each of the above transactions.

On June 12, 2020, we paid off all obligations owing under, and terminated, the Loan Agreement. Pursuant to the Loan Agreement, upon the prepayment of the amounts outstanding under the Loan Agreement, we paid a prepayment fee in an amount equal to 5% of the principal amount of the Term Loans prepaid, plus an exit fee in an amount equal to 1.25% of the principal amount of the Term Loans prepaid. The security interests and liens granted in connection with the Loan Agreement were terminated in connection with our discharge of indebtedness thereunder. In addition, the Letter Agreement, and the rights of Oaktree thereunder, terminated in connection with our prepayment of the amounts outstanding under the Loan Agreement.

Transactions with Aardvark Therapeutics, Inc.

In April 2021, we entered into an asset purchase agreement (the “Aardvark Asset Purchase Agreement”) with Aardvark Therapeutics, Inc. to acquire Aardvark’s Delayed Burst Release Low Dose Naltrexone (DBR-LDN), or ARD-301, asset and intellectual property rights, for the treatment of chronic pain, fibromyalgia and chronic post-COVID syndrome. As consideration for the purchase of the assets, we paid Aardvark an upfront license fee of $5.0 million comprised of 616,655 shares of our common stock. We also agreed to pay Aardvark (i) milestone payments upon the receipt of certain regulatory approvals, and (ii) milestone payments upon our achievement of certain commercial sales milestones. We will also pay certain royalties in the mid-single digit to low-double digit percentages of annual net sales by us. In May 2021, we paid $5.0 million in cash for 3,888,932 shares of Series B Preferred Stock of Aardvark. In July 2021, we paid consideration of $5.0 million in cash for an additional 3,888,932 shares of Series B Preferred Stock of Aardvark, resulting in an increase in our ownership interest in Aardvark to approximately 8%. Tien Lee, MD, a member of the board of directors of Scilex Holding, our majority owned subsidiary is the founder and chief executive officer of Aardvark. Kim D. Janda, Ph.D., a member of our Board, is a member of the advisory board of Aardvark.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnity agreements with certain directors, officers and other key employees of ours under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Amended and Restated Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

ADDITIONAL INFORMATION

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notices or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call the Company’s Secretary at (858) 203-4100, or submit a request in writing to our Corporate Secretary, c/o Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Annual Report and Form 10-K

Our annual report for the fiscal year ended December 31, 2020 will be mailed to stockholders of record on or about October [●], 2021. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the Record Date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121, Attention: Brian Sun, SVP, General Counsel and Corporate Secretary.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By the Order of the Board of Directors
/s/ Henry Ji, Ph.D.

Henry Ji, Ph.D.
Chief Executive Officer and President and Director

San Diego, California
October [●], 2021

SORRENTO THERAPEUTICS, INC.
4955 DIRECTORS PLACE
SAN DIEGO, CA 92121

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 14, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/SRNE2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 14, 2021. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58057-P59933 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**SORRENTO THERAPEUTICS, INC.**

**The Board of Directors recommends you vote FOR each of the nominees in Proposal 1, FOR each of Proposals 2, 3 and 5 and FOR "1 Year" on Proposal 4.**

1. Election of Directors

**Nominees:**

01) Henry Ji, Ph.D.
02) Dorman Followwill
03) Kim D. Janda, Ph.D.
04) David Lemus
05) Jaisim Shah
06) Yue Alexander Wu, Ph.D.
07) Elizabeth A.Czerepak

| For All | Withhold All | For All Except |
|---|---|---|
| ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____________________

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. Proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers. | ☐ | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 5. Proposal to approve the compensation of Henry Ji, Ph.D. as Executive Chairperson of Scilex Holding Company. | ☐ | ☐ | ☐ |

**NOTE:** In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

**You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card available and follow the instructions.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**You are cordially invited to attend our 2021 Annual Meeting of Stockholders, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SRNE2021 at 12:00 PM Pacific Time, on Monday, November 15, 2021.**

D58058-P59933

## SORRENTO THERAPEUTICS, INC.
## Annual Meeting of Stockholders
## November 15, 2021 12:00 PM Pacific Time
## This proxy is solicited by the Board of Directors

The stockholders hereby appoint Henry Ji, Ph.D. and Brian Sun, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SORRENTO THERAPEUTICS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 PM Pacific Time on November 15, 2021, via live webcast at www.virtualshareholdermeeting.com/SRNE2021, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Please note, there will be no physical location for the meeting. To attend the meeting live via the Internet, please go to www.virtualshareholdermeeting.com/SRNE2021 and have your 16-digit control number available to login.**

**This proxy is governed by the laws of the State of Delaware.**

**Continued and to be signed on reverse side**

Appendix A

Scilex Holding Company
2019 Stock Option Plan

Option Agreement
(Incentive Stock Option or Nonstatutory Stock Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Scilex Holding Company (the “Company”) has granted you an option under its 2019 Stock Option Plan (the “Plan”) to purchase the number of shares of Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.Vesting. Subject to the provisions contained herein, your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

a.Special Acceleration Provision. If a Change in Control occurs, your option remains outstanding following the Change in Control or is assumed or substituted for by the successor entity, and within thirteen (13) months after, the effective time of such Change in Control your Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause or due to a voluntary termination with Good Reason, then, as of the date of termination of Continuous Service, the vesting and exercisability of your option will be accelerated in full and any reacquisition or repurchase rights held by the Company with respect to such option will lapse in full, as appropriate.

For purposes of this subsection 1(a) only, “Good Reason” means that one or more of the following are undertaken by the Company without Cause and without your express written consent: (i) a change in your job title with the Company to a job title involving a materially reduced level of authority, duties or responsibility (provided however, a change in your job title without a material reduction in your level of authority, duties or responsibility shall not constitute “Good Reason”), (ii) a material reduction in your level of base salary, or (iii) a relocation of your place of employment by more than fifty (50) miles.

b.Parachute Payments. If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for you.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon you and the Company.

2.Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4.Exercise prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service, and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

a.a partial exercise of your option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

b.any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

c.you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

d.if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

5.Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

a.Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise,” “same day sale,” or “sell to cover.”

b.Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

c.If this option is a Nonstatutory Stock Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

d.Pursuant to the following deferred payment alternative, if approved by the Company upon your request in connection with the exercise of your option:

1)Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, will be due four (4) years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.

2)Interest will be compounded at least annually and will be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the classification of your option as a liability for financial accounting purposes.

3)In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a pledge agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

6.Whole Shares. You may exercise your option only for whole shares of Common Stock.

7.Securities Law Compliance. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

8.Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

a.immediately upon the termination of your Continuous Service for Cause;

b.three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, that, if during any part of such three (3) month period, the sale of any Common Stock received upon exercise of your option would violate an insider trading policy of the Company, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the sale of the Common Stock received upon exercise of your option would not be in violation of such insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;

c.twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d)) below;

d.eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

e.the Expiration Date indicated in your Grant Notice; or

f.the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

9.Exercise.

a.You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise, and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

b.By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

c.If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

d.By exercising your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 9(d). The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 9(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10.Transferability. Except as otherwise provided in this Section 10, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

a.Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

b.Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

c.Other Approved Transfers. If this option is a Nonstatutory Stock Option, upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other applicable agreements required by the Company, you may transfer your option to such further extent as permitted by Rule 701 (or any successor provision thereto) and as permitted by any other applicable law.

d.Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11.Right of First Refusal. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

12.Right of Repurchase. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company will have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

13.Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14.Withholding Obligations.

a.At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

b.If this option is a Nonstatutory Stock Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

c.You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

15.Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

16.Notices. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control.  In addition, your option (and any compensation paid or shares issued under your option) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

18.Other Documents. You acknowledge that the Company may adopt a policy permitting certain individuals to sell shares only during certain “window” periods, and you agree to comply with each such policy, as may be adopted by the Company and in effect from time to time.

19. Effect on Other Employee Benefit Plans. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

20. Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

21. Severability. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

22.No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

23.Investment Representations. In connection with the purchase of the Common Stock pursuant to the exercise of this Award, you represent to the Company the following:

a.You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. You are acquiring the Common Stock for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

b.You understand that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

c.You further acknowledge and understand that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Common Stock. You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

d.You are familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in this Option Agreement and Section 9(d) above.

e.In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company, and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

f.You further understand that at the time Purchaser wishes to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

24.Agreement to Forfeit Option. You agree that in the event your option is not approved by the stockholders of Sorrento Therapeutics, Inc. (“Sorrento”) at Sorrento’s 2021 annual meeting of stockholders (as may be adjourned or postponed) (the “Annual Meeting”), your option shall automatically terminate in its entirety and be of no further force or effect as of the closing of such Annual Meeting.

25.Miscellaneous

a.The rights and obligations of the Company under your option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

b.You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

c.You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option.

d.This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

e.All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Notice of Exercise

Scilex Holding Company

960 San Antonio Rd

Palo Alto, CA 94303

Date of Exercise: _______________

This constitutes notice to Scilex Holding Company (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Incentive ☒[1] Nonstatutory ☒
Stock option dated:	December 21, 2020
Number of Shares as to which option is exercised:	_______________
Certificates to be issued in the name of:	_______________
Total exercise price:	$______________
Cash payment delivered herewith:	$______________
Value of ________ Shares delivered herewith[2]:	$______________
Value of ________ Shares pursuant to net exercise[3]:	$______________
Regulation T Program (cashless exercise4):	$______________

[1]

The Option is an Incentive Stock Option, with respect to up to the first 86,206 shares subject to the Option that are exercisable in any calendar year beginning with calendar year 2020. The remaining portion of the Option that is exercisable in any calendar year, beginning with calendar year 2020, is a Nonstatutory Stock Option.

[2]

Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

[3]	The option must be a Nonstatutory Stock Option, and Scilex Holding Company must have established net exercise procedures at the time of exercise, in order to utilize this payment method.
[4]	Shares must meet the public trading requirements set forth in the option.

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Scilex Holding Company 2019 Stock Option Plan (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Shares are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I hereby (i) unconditionally and irrevocably waive any rights I might otherwise have under Section 220 of the Delaware General Corporation Law or other applicable law to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records and the books and records of any subsidiary of the Company (collectively, “Inspection Rights”), and (ii) covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise any Inspection Rights. My obligations under this paragraph will lapse on the first sale of the Company’s common stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

I hereby unconditionally and irrevocably waive any rights I might otherwise have under Section 262 of the Delaware General Corporation Law or other applicable law to appraisal rights with respect to all current and future Shares I may own.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

Name: Henry Ji, Ph.D.

Scilex Holding Company
Stock Option Grant Notice
(2019 Stock Option Plan)

Scilex Holding Company (the “Company”), pursuant to its 2019 Stock Option Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this notice, in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this notice and the Plan, the terms of the Plan will control.

Optionholder:	Henry Ji, Ph.D.
Date of Grant:	December 21, 2020
Vesting Commencement Date:	December 21, 2020
Number of Shares Subject to Option:	7,844,554
Exercise Price (Per Share):	$1.16
Expiration Date:	December 21, 2030

Type of Grant:	☒ Incentive Stock Option[5]	☒ Nonstatutory Stock Option
Exercise Schedule:	☒ Same as Vesting Schedule	☐ Early Exercise Permitted
Vesting Schedule:

1/4th of the shares subject to the Option shall vest on the date that is one year after the Vesting Commencement Date and an additional 1/48th of the shares subject to the Option shall vest on the same date of each month thereafter; in each case provided that the Optionholder remains in Continuous Service (as defined in the Plan) through the applicable vesting date, inclusive.

Payment:

By one or a combination of the following items (described in the Option Agreement):

☐ By cash, check, bank draft or money order payable to the Company

☐ Pursuant to a Regulation T Program if the shares are publicly traded

☐ By delivery of already-owned shares if the shares are publicly traded

☐ By deferred payment

☐

[5]

The Option is an Incentive Stock Option, with respect to up to the first 86,206 shares subject to the Option that are exercisable in any calendar year beginning with calendar year 2020. The remaining portion of the Option that is exercisable in any calendar year, beginning with calendar year 2020, is a Nonstatutory Stock Option.

By one or a combination of the following items (described in the Option Agreement):

☐ By cash, check, bank draft or money order payable to the Company

☐ Pursuant to a Regulation T Program if the shares are publicly traded

☐ By delivery of already-owned shares if the shares are publicly traded

☐ By deferred payment

☐ If and only to the extent this option is a Nonstatutory Stock Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding this stock option award and supersede all prior oral and written agreements, promises and/or representations on that subject only with the exception of (i) options previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law, (iii) any written employment or severance arrangement that would provide for vesting acceleration of this option upon the terms and conditions set forth therein, and (iv) the agreements listed below under “Other Agreements,” if any. By accepting this option, the undersigned Optionholder consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Other Agreements:

Scilex Holding Company	Optionholder:
By: /s/ Jaisim Shah Signature	/s/ Henry Ji, Ph.D. Signature
Name: Jaisim Shah	Name: Henry Ji, Ph.D.

Attachments: Option Agreement, 2019 Stock Option Plan and Notice of Exercise